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Exhibit (d)(5)

NON-EMPLOYEE DIRECTORS

     POLYCOM, INC.

1996 STOCK INCENTIVE PLAN
PLAN SUMMARY AND PROSPECTUS
AUTOMATIC OPTION GRANT PROGRAM

The date of this Prospectus is May 17, 2001

		Page
INTRODUCTION		1
1.	What is the purpose of the Automatic Option Grant Program?	1
2.	Who administers the Plan?	1
3.	Who is eligible to receive grants under the Automatic Option Grant Program?	1
4.	How many shares of Common Stock may be issued under the Plan?	2
5.	What happens if there is a change in the Corporation's capital structure?	2
AUTOMATIC OPTION GRANT PROGRAM		2
1.	When are option grants made under the Automatic Option Grant Program, and how many shares are granted under each option grant?	2
2.	How is the exercise price determined?	2
3.	What is the vesting schedule of options granted under the Automatic Option Grant Program?	2
4.	How may I exercise my option?	3
5.	When will my option terminate?	3
6.	What happens to my options if my service as a Board member ends?	3
7.	What happens to my options if the Corporation is acquired or merged?	4
8.	What happens to my options if there is a Change in Control of the Corporation?	4
9.	What happens to my options if there is a Hostile Takeover of the Corporation?	5
10.	How is the exercise price of options determined?	5
11.	When do I acquire the rights of a stockholder?	5
MISCELLANEOUS		6
1.	When does the Plan terminate?	6
2.	What applicable laws restrict the grant of options under the Automatic Grant Program?	6
3.	Does the grant of options under the Automatic Grant Program restrict the right of the Corporation or its stockholders to remove an option holder from the Board or to grant or assume options outside of the Plan?	6
RESTRICTIONS ON RESALE		6
1.	What restrictions apply to my options because I am a Section 16 Insider?	6
2.	Reporting Requirements	7
FEDERAL TAX CONSEQUENCES		9
REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE		10

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    THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

INFORMATION ON THE
1996 STOCK INCENTIVE PLAN

AUTOMATIC OPTION GRANT PROGRAM

    Polycom, Inc., a Delaware corporation (the "Corporation"), is offering shares of its common stock ("Common Stock") to eligible individuals pursuant to option grants under the Automatic Option Grant Program in effect under the Corporation's 1996 Stock Incentive Plan (the "Plan"). Unless the context indicates otherwise, all references to the Corporation in this Plan Summary and Prospectus include Polycom, Inc. and its parent and subsidiary corporations, whether now existing or subsequently established.

INTRODUCTION

    The Plan is comprised of three equity incentive programs; the Discretionary Option Grant Program, the Stock Issuance Program and the Automatic Option Grant Program. The Plan was adopted by the Board of Directors (the "Board") on March 5, 1996 as the successor to the Corporation's existing 1991 Stock Option Plan and was approved by the Corporation's stockholders on March 7, 1996. The Plan became effective on April 29, 1996 in connection with the initial public offering of the Common Stock (the "Effective Date").

    Under the Automatic Option Grant Program, non-employee Board members will automatically receive, at periodic intervals, special option grants to purchase shares of Common Stock. Each such option will be a non-statutory stock option ("Non-Statutory Option") not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Federal income tax consequences applicable to Non-Statutory Options are summarized in the "Federal Tax Consequences" section below.

  1.  What is the purpose of the Automatic Option Grant Program?

    The Automatic Option Grant Program has been designed to promote the interests of the Corporation by creating a special equity incentive arrangement to attract and retain the services of highly-qualified non-employee Board members. Each non-employee Board member will have the opportunity under the program to acquire an equity interest in the Corporation as an incentive for such individual to continue to serve on the Board.

  2.  Who administers the Plan?

    The Discretionary Option Grant and Stock Issuance Programs of the Plan are administered by the Compensation Committee of the Board. The Compensation Committee in such administrative capacity has the exclusive authority to make option grants and share issuances under those programs upon such terms as it may deem appropriate. The Compensation Committee will, however, perform no discretionary functions under the Automatic Option Grant Program, and each option grant under the Automatic Option Grant Program (including the timing and pricing of the option grant) will be made solely in accordance with the provisions of that program.

  3.  Who is eligible to receive grants under the Automatic Option Grant Program?

    The individuals eligible to receive option grants under the Automatic Option Grant Program are limited to (i) those individuals serving as non-employee Board members on the Effective Date, (ii) those individuals who first become non-employee Board members after the Effective Date and (iii) those individuals who continue to serve as non-employee Board members through one or more Annual Stockholders Meetings, beginning with the 1997 Annual Meeting.

  4.  How many shares of Common Stock may be issued under the Plan?

    The maximum number of shares of Common Stock issuable under the Plan will be limited to 17,250,000 shares. The Common Stock will be made available either from authorized but unissued Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

  5.  What happens if there is a change in the Corporation's capital structure?

    In the event of a stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Plan (on both an aggregate and per participant basis), (ii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly elected or continuing non-employee Board member under the Automatic Option Grant Program and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

AUTOMATIC OPTION GRANT PROGRAM

  1.  When are option grants made under the Automatic Option Grant Program, and how many shares are granted under each option grant?

    On the date of each Annual Stockholders Meeting held after October 26, 1999, each nonemployee member of the Board who will continue to serve on the Board will automatically be granted an option to purchase 30,000 shares of Common Stock. Upon joining the Board, each person serving as a non-employee Board member is automatically granted an option to purchase 60,000 shares of Common Stock if such person joined on or after May 17, 2001. Any non-employee Board member who joined the Board between January 27, 1999 and May 17, 2001 received an option grant of 30,000 shares upon joining the Board.

  2.  How is the exercise price determined?

    The exercise price per share in effect under each automatic option grant will be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date.

  3.  What is the vesting schedule of options granted under the Automatic Option Grant Program?

    Automatic option grants made on the date of each Annual Stockholders Meeting held on or after May 17, 2001 vest and become exercisable in four (4) successive equal annual installments over the period of the non-employee director optionee's continued service as a Board member, with the first such installment to vest upon the completion of one (1) year of Board service measured from the option grant date. Automatic option grants made on the date of each Annual Stockholders Meeting held on or after October 26, 1999 and prior to May 17, 2001 shall vest and become exercisable on the first anniversary of their grant date, provided the optionee remains a Board member on that date. Automatic option grants made on the date of each Annual Stockholders Meeting held on or after January 26, 1999 and prior to October 26, 1999 shall be fully vested and immediately exercisable on the option grant date for any or all of the option shares. Automatic option grants made on the date of each Annual Stockholders Meeting prior to January 26, 1999 vest in two (2) successive equal annual installments over the optionee's period of service as a Board member, with the first such installment to vest upon the optionee's completion of one (1) year of Board service measured from the option grant date.

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    Option grants made upon joining the Board as a non-employee director on or after May 17, 2001 vest in four (4) successive equal annual installments over the optionee's period of service as a Board member, with the first such installment to vest upon the optionee's completion of one (1) year of Board service measured from the option grant date. Option grants made upon joining the Board as a non-employee director prior to May 17, 2001 vest in two (2) successive equal annual installments over the optionee's period of service as a Board member, with the first such installment to vest upon the optionee's completion of one (1) year of Board service measured from the option grant date.

    Vesting of the option shares will be subject to acceleration upon an acquisition or other change in control of the Corporation, or upon the death or disability of the optionee while serving as a Board member, as explained in more detail below.

  4.  How may I exercise my option?

    Each option granted under the Automatic Option Grant Program is exercisable upon written notice to the Corporation in which there is specified the number of shares to be purchased under such option. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than the optionee) has the right to effect such exercise. To the extent the option is exercised for any unvested shares, the exercise notice must be accompanied by a signed stock purchase agreement (in form and substance satisfactory to the Corporation) which evidences the Corporation's right to repurchase, at the exercise price paid per share, any of those shares remaining unvested at the time of the optionee's subsequent cessation of Board service and which precludes the sale or other transfer of those shares while they remain subject to such repurchase right.

    Payment of the exercise price may be made in cash or check payable to the Corporation or in shares of Common Stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes (generally a six (6)-month period).

    Cashless exercises are also permitted for the acquisition of vested option shares. To use this procedure, the optionee must provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the vested shares purchased under the option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for those shares plus all applicable withholding taxes. Concurrently with such instructions, the optionee must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

  5.  When will my option terminate?

    Each option granted on or after May 17, 2001 will have a term of seven (7) years measured from the grant date. Each option granted between October 26, 1999 and May 17, 2001 has a term of five (5) years measured from the grant date. Each option granted on or after January 26, 1999 and on or before October 26, 1999 has a term of two (2) years measured from the option grant date. Each option granted prior to January 26, 1999 has a term of ten (10) years from its date of grant.

  6.  What happens to my options if my service as a Board member ends?

    Should the optionee cease to serve as a Board member for any reason (other than death or permanent disability) while holding one or more automatic option grants, then such individual will have a twelve (12)-month period in which to exercise each such option for any or all shares of Common Stock in which the optionee is vested under that option at the time of such cessation of service. Under no circumstances, however, may any such option be exercised after the specified expiration of the

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option term. Upon expiration of the twelve (12)-month period or (if earlier) upon the expiration of the option term, the option will terminate and cease to be outstanding for all vested shares for which it has not otherwise been exercised. However, each option will immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any option shares in which the optionee is not at that time vested.

    Should the optionee die or become permanently disabled while serving as a Board member, then the shares of Common Stock at the time subject to each automatic option grant held by such individual will immediately vest in full, and the Corporation's repurchase rights with respect to those shares will terminate, and the optionee (or the representative of the optionee's estate or the person or persons to whom those options are transferred upon the optionee's death) will have until the earlier of the twelve (12)-month period following the date of the optionee's cessation of Board service or the expiration of the option term in which to exercise each such option for any or all of those fully-vested shares of Common Stock.

    For purposes of the Plan, a non-employee Board member will be deemed to be permanently disabled if such individual is unable to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of a continuous duration of twelve (12) months or more.

  7.  What happens to my options if the Corporation is acquired or merged?

    In the event of a Corporate Transaction, the shares of Common Stock at the time subject to each outstanding automatic option grant will automatically vest in full, and the Corporation's repurchase rights with respect to those shares will terminate, so that each such option may be exercised for any or all of those fully-vested shares of Common Stock immediately prior to such Corporate Transaction.

    Immediately following the consummation of such Corporate Transaction, all unexercised automatic option grants will terminate and cease to be outstanding except to the extent assumed by the successor corporation.

    A Corporate Transaction will be deemed to occur upon (i) a merger in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

  8.  What happens to my options if there is a Change in Control of the Corporation?

    In the event of a Change in Control, the shares of Common Stock at the time subject to each outstanding automatic option grant will automatically vest in full, and the Corporation's repurchase rights with respect to those shares will terminate, so that each such option may be exercised for any or all of those fully-vested shares of Common Stock immediately prior to such Change in Control.

    Each option accelerated in connection with such a Change in Control will remain fully exercisable until such option expires or terminates.

    A Change in Control will be deemed to occur upon (i) the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders or (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or

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more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

  9.  What happens to my options if there is a Hostile Takeover of the Corporation?

    Upon the occurrence of a Hostile Take-Over, each non-employee Board member holding an automatic option grant will have the unconditional right (exercisable for a thirty (30)-day period following the Hostile Take-Over) to surrender such option in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price (as defined below) of the shares of Common Stock at the time subject to the surrendered option (whether or not those shares are otherwise at the time vested) over (ii) the aggregate exercise price payable for those shares. No approval or consent of the Board will be required in connection with such option surrender and cash distribution. The cash distribution payable upon such surrender will be made to the non-employee Board member within five (5) days following the option surrender date.

    A Hostile Take-Over will be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

    The Take-Over Price will mean the greater of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.

    The automatic option grants will not affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  10.  How is the exercise price of options determined?

    The fair market value per share of Common Stock on any other date under the Plan will be the closing selling price on such date on the Nasdaq National Market. If the stock is not traded on the day in question, then the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists.

  11.  When do I acquire the rights of a stockholder?

    The non-employee Board member will not have any stockholder rights with respect to the shares of Common Stock subject to the automatic option grant until such individual has exercised the option and paid the exercise price and become the holder of record of the purchased shares.

    The automatic option grant is generally not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and such grant may, during the optionee's lifetime, be exercised only by the optionee. However, the option may be assigned in whole or in part pursuant to a court order issued in connection with divorce or separation proceedings.

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MISCELLANEOUS

  1.  When does the Plan terminate?

    The Plan will terminate on the earliest of (i) December 31, 2005, (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of the options or the issuance of shares under the Plan or (iii) the termination of all outstanding options under the Plan in connection with a Corporate Transaction. Any options or unvested share issuances outstanding at the time of such plan termination will continue in effect in accordance with the provisions of the agreements evidencing those grants or issuances.

  2.  What applicable laws restrict the grant of options under the Automatic Grant Program?

    The automatic option grants under the Plan and the issuance of Common Stock upon the exercise of those options are subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from issuing shares of Common Stock under the Automatic Option Grant Program in the event one or more required approvals or permits are not obtained.

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

  3.  Does the grant of options under the Automatic Grant Program restrict the right of the Corporation or its stockholders to remove an option holder from the Board or to grant or assume options outside of the Plan?

    No option grant under the Automatic Option Grant Program will adversely affect or otherwise impair the right of the Corporation or the stockholders to remove the holder of that grant from service on the Board at any time in accordance with the provisions of applicable law. Nor does the Plan limit the authority of the Corporation to grant options outside of the Plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, company or other business entity.

RESTRICTIONS ON RESALE

    Board members who hold option grants under the Automatic Option Grant Program will be subject to certain restrictions under the Federal securities laws with respect to their transactions under that program. These restrictions may be summarized as follows:

  1.  What restrictions apply to my options because I am a Section 16 Insider?

    Section 16(b) of the 1934 Act requires the Corporation to recover any profit realized by any officer, director or beneficial owner of more than ten percent (10%) of the outstanding shares of Common Stock (a "Section 16 Insider") from any purchase and sale, or sale and purchase, of such Common Stock made within a period of less than six (6) months.

    The Securities and Exchange Commission (the "SEC") has issued a series of rules under Section 16(b) of the 1934 Act which govern the short-swing liability treatment of certain transactions effected by a Section 16 Insider under equity programs such as the Automatic Option Grant Program. Accordingly, Board members who receive automatic option grants or unvested share issuances under that program will be afforded the following treatment with respect to their Plan transactions.

    Option Grant. The receipt of an option under the Automatic Option Grant Program will be an exempt transaction and will not be treated as a "purchase" of the underlying option shares for short-

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swing liability purposes, provided those shares are not sold until at least six (6) months after the option grant date. Should this six (6)-month requirement not be satisfied, then the automatic option grant will be treated as a "purchase" of the option shares retroactive to such grant date. Such purchase will be matched, for short-swing liability purposes, with any sales of Common Stock made within six (6) months before or after the grant date of the option.

    Option Exercise. The exercise of an option under the Automatic Option Grant Program will be an exempt transaction and will not be treated as a "purchase" of the acquired shares for short-swing liability purposes unless the market price of the purchased shares at the time the option is exercised is lower than the exercise price paid for the shares.

    Delivery of Shares. The delivery of shares of Common Stock in payment of the exercise price will be an exempt transaction and will not be treated as a "sale" of the delivered shares for short-swing liability purposes.

    Vesting of Shares. The vesting of shares purchased under the Automatic Option Grant Program will not be a transaction taken into account for short-swing liability purposes.

    Repurchase of Unvested Shares. The repurchase of unvested shares by the Corporation will normally not result in a "sale" transaction for short-swing liability purposes.

    Sale of Shares. The sale of shares purchased under the Automatic Option Grant Program will be treated as a "sale" transaction for short-swing liability purposes and will be matched with any non-exempt purchases of Common Stock (e.g., open-market purchases) made by the Board member within six (6) months before or after the date of such sale.

  2.  Reporting Requirements

    Each of the following transactions must be reported on the annual Form 5 required to be filed by the Board member within forty-five (45) days after the close of the Corporation's fiscal year in which such transaction occurs and may be reported on any earlier-filed Form 4:

  *
  Receipt of an option under the Automatic Option Grant Program, including receipt of the cash-out right exercisable upon a Hostile Take-Over

  *
  Delivery of shares in payment of the exercise price

    The exercise of an automatic option grant must be reported on the next Form 4 or 5 otherwise required to be filed by the Board member, but may be reported on any earlier-filed Form 4.

    The sale of shares by a Board member must be reported on a Form 4 filed within ten (10) days after the close of the calendar month in which the sale is effected.

    Any shares issued to a Board member upon the exercise of an automatic option grant which are sold within six (6) months after the automatic option grant date must be reported as a retroactive purchase on the Form 4 filed for the month in which the sale is effected, and short-swing profit liability may result.

  What restrictions apply if I am an affiliate of the Corporation?

    Board members, their relatives and trusts, estates, corporations or other entities controlled by such Board members or their relatives may be deemed to be affiliates of the Corporation. Affiliates of the Corporation are obligated to resell their shares in compliance with SEC Rule 144. This rule requires such sales to be effected in "broker's transactions," as defined in the rule, a written notice of each sale must be filed with the SEC at the time of such sale, and certain information about the corporation must be publicly available. The rule also limits the number of shares which may be sold in any three (3)-month period to the greater of (a) one percent (1%) of the Corporation's outstanding shares of

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Common Stock or (ii) the average weekly reported volume of trading in such shares on all securities exchanges during the four (4) calendar weeks preceding the filing of the required notice of proposed sale on Form 144. However, the one (1)-year holding period requirement of Rule 144 will not be applicable to any shares of Common Stock acquired under the Plan, as those shares will have been registered under the Securities Act of 1933.

    Board members should consult with counsel before offering for sale any shares of Common Stock acquired under the Plan so that they may assure their compliance with Rule 144, Section 16 and other applicable provisions of Federal and state securities laws.

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FEDERAL TAX CONSEQUENCES

    The following is a general description of the Federal income tax consequences of the Non-Statutory Options granted under the Automatic Option Grant Program. Each Board member should consult with his or her own tax advisor with respect to the actual tax treatment of particular transactions under the Plan.

    Option Grant. No taxable income is recognized upon receipt of the automatic option grant.

    Option Exercise—Vested Shares. To the extent the option is exercised for vested shares of Common Stock, the Board member will recognize ordinary income at the time of such exercise in an amount equal to the excess of (i) the fair market value of those vested shares on the exercise date over (ii) the exercise price paid for such shares.

    Option Exercise—Unvested Shares. If the shares of Common Stock purchased under the automatic option grant are unvested and subject to the Corporation's right to repurchase those shares at the original exercise price should the optionee cease Board service prior to vesting in those shares, then no taxable income will be recognized at the time the option is exercised. However, the optionee will have to report as ordinary income, as and when the Corporation's repurchase rights lapse, an amount equal to the excess of (i) the fair market value of the shares on the date such shares vest over (ii) the exercise price paid for those shares.

    The optionee may, however, elect under Code Section 83(b) to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the unvested shares of Common Stock on the exercise date over (ii) the exercise price paid for those shares. The fair market value of the purchased shares of Common Stock will be determined as if the shares were not subject to the Corporation's repurchase right. If the Section 83(b) election is made, then no additional income will be recognized when the Corporation's repurchase right subsequently lapses. The Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days following the date the option is exercised.

    Sale of Shares. Upon the sale of the shares of Common Stock acquired under the Plan, the Board member will recognize capital gain equal to the excess of (i) the amount realized upon such sale over (ii) the fair market value of the shares at the time the Board member recognized the ordinary income with respect to their acquisition. A capital loss will result if the amount realized upon the sale is less than such fair market value.

    The gain or loss will be long-term if the shares are held for more than one (1) year prior to such sale or disposition. The holding period will normally start at the time the option is exercised. However, if the shares of Common Stock purchased under the Automatic Option Grant Program are unvested and subject to the Corporation's repurchase right, then the holding period will start either (i) at the time the shares vest, if no Section 83(b) election is made at the time of exercise of the option, or (ii) at the time the option is exercised if the Code Section 83(b) election is filed within thirty (30) days after the exercise date.

    Surrender of Option. If the automatic option grant is surrendered for a cash distribution in connection with a Hostile Take-Over, the Board member will recognize ordinary income in an amount equal to such cash distribution.

    Employer Deduction. The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Board member in connection with the exercise or surrender of the automatic option grant. The deduction will, in general, be allowed for the taxable year of the Corporation in which the ordinary income is recognized by the Board member. However, if the deduction is attributable to an automatic option grant exercised for unvested shares of Common Stock subject to the Corporation's repurchase right, then, in the absence of a Section 83(b) election, the

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deduction will not be allowed until the taxable year of the Corporation which includes the last day of the calendar year in which the optionee recognizes the ordinary income with respect to the shares acquired under that option.

    Federal Income Tax Rates. Effective for the 2001 calendar year, the maximum Federal tax rate on ordinary income in excess of $297,300 ($148,650 for a married taxpayer filing a separate return) is 39.6%. The applicable $297,300 or $148,650 threshold is subject to future cost-of-living adjustments in taxable years beginning after December 31, 2001. Capital gains are currently taxed at a maximum rate of 20%. Certain limitations are imposed upon a taxpayer's itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 39.6%.

    For the 2001 calendar year, itemized deductions will be reduced by 3% of the amount by which the taxpayer's adjusted gross income for the year exceeds $132,950 ($66,475 for a married taxpayer filing a separate return). However, the reduction may not exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $132,950 or $66,475 threshold will be subject to future cost-of-living adjustments in taxable years beginning after December 31, 2001.

    In addition, the deduction for personal exemptions claimed by the taxpayer will be reduced by 2% for each $2,900 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer's adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for the 2001 calendar year will be $199,450 for married taxpayers filing joint returns, $132,950 for single taxpayers and $99,725 for married taxpayers filing separate returns. The threshold amounts will be subject to future cost-of-living adjustments in taxable years beginning after December 31, 2001.

REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE

    Polycom, Inc. is a Delaware corporation which maintains its principal executive offices at 1565 Barber Lane, Milpitas, California 95035. The telephone number at the executive offices is (408) 526-9000. You may contact the Corporation at this address or telephone number for further information concerning the Plan and its administration.

    A copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Discretionary Option Grant Program, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary of the Corporation at its principal executive offices or upon telephoning the Corporation at its principal executive offices. In addition, any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

      (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 12, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) The Corporation's Current Report on Form 8-K filed with the Commission on January 30, 2001 pursuant to Section 13 of the Exchange Act;

      (c) The Corporation's Current Report on Form 8-K filed with the Commission on March 12, 2001 pursuant to Section 13 of the Exchange Act;

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      (d) The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2001 filed with the Commission on May 16, 2001 pursuant to Section 13 of the Exchange Act.

      (e) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description; and

      (f)  The information contained in the Corporation's Registration Statements on Form S-8 (File Nos. 333-43059, 333-45351, 333-86681, 333-93419 and 333-46816) filed on or about December 23, 1997, January 30, 1998, September 7, 1999, December 22, 1999 and September 28, 2000 respectively.

    In addition, all documents subsequently filed with the Commission by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under the Registration Statements pursuant to which this Prospectus is issued, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

11

SECTION 16 INSIDERS

POLYCOM, INC.

1996 STOCK INCENTIVE PLAN

PLAN SUMMARY AND PROSPECTUS

The date of this Prospectus is May 17, 2001

i

DISPOSITION OF OPTION SHARES		12
35.	When can I sell my shares?	12
STOCK ISSUANCE PROGRAM		12
36.	How are shares of Common Stock issued under the Stock Issuance Program?	12
37.	How is the purchase price determined?	12
38.	What form of payment is required for shares issued under the Stock Issuance Program?	12
39.	Are shares of Common Stock acquired under the Stock Issuance Program fully-vested?	12
40.	Does the Corporation have the right to reacquire the shares acquired under the Stock Issuance Program?	12
41.	Can I transfer shares subject to the Corporation's reacquisition rights?	13
42.	What happens to unvested shares if the Corporation is acquired or merged?	13
43.	What happens to the reacquisition rights that are assigned upon a Corporate Transaction?	13
44.	What happens to unvested shares if there is a change in control of the Corporation?	13
45.	What other benefit is available under the Stock Issuance Program?	13
46.	When can I sell my shares?	14
47.	Do I have any stockholder rights with respect to shares issued under the Stock Issuance Program?	14
MISCELLANEOUS		14
48.	Is financing available under the Plan?	14
49.	Do I have the right to remain employed until my options under the Discretionary Option Grant Program or my shares under the Stock Issuance Program vest?	14
50.	Are there any circumstances which would cause me to lose my rights with respect to an option or a stock issuance?	15
51.	Does the Plan restrict the authority of the Corporation to grant or assume options outside of the Plan?	15
52.	Does the grant of an option or the issuance of shares under the Plan affect my eligibility to participate in other plans of the Corporation?	15
53.	What is a parent corporation?	16
54.	What is a subsidiary corporation?	16
55.	Is the Plan subject to ERISA?	16
RESTRICTIONS ON RESALE		16
56.	What restrictions apply because I am a Section 16 Insider?	16
57.	What restrictions apply if I am an affiliate?	18
QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES		18

INCENTIVE OPTIONS		18
T1.	Will the grant of an Incentive Option result in Federal income tax liability to me?	18
T2.	Will the exercise of an Incentive Option result in Federal income tax liability to me?	18
T3.	When will I be subject to Federal income tax on shares acquired under an Incentive Option?	19
T4.	What constitutes a disposition of Incentive Option shares?	19
T5.	How is my Federal income tax liability determined when I sell my shares?	19
T6.	What if I make a qualifying disposition?	19
T7.	What are the normal tax rules for a disqualifying disposition?	19
T8.	What if the shares purchased under an Incentive Option are subject to a substantial risk of forfeiture, such as the Corporation's repurchase rights?	20
T9.	What if I am a Section 16 Insider at the time I exercise my Incentive Option?	20
T10.	What are the Federal tax consequences to the Corporation?	21
T11.	What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock acquired upon the exercise of an earlier-granted Incentive Option if the delivery of the shares results in a disqualifying disposition?	21
T12.	What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock (i) acquired under an Incentive Option and held for the requisite holding periods, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases?	21
T13.	What are the consequences of a subsequent disposition of shares purchased under an Incentive Option with shares of Common Stock?	22
NON-STATUTORY OPTIONS		22
T14.	Will the grant of a Non-Statutory Option result in Federal income tax liability to me?	22
T15.	Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?	22
T16.	What if the shares purchased under a Non-Statutory Option are subject to a substantial risk of forfeiture, such as the Corporation's repurchase rights?	22
T17.	What if I am a Section 16 Insider at the time I exercise my Non-Statutory Option?	22
T18.	What is the effect of making a Section 83(b) election?	23
T19.	Will I recognize additional income when I sell shares acquired under a Non-Statutory Option?	24
T20.	What are the consequences of paying the exercise price of a Non-Statutory Option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?	24
T21.	What are the Federal tax consequences to the Corporation?	24
STOCK APPRECIATION RIGHTS		25
T22.	Will the exercise of a stock appreciation right result in Federal income tax liability to me?	25
T23.	What are the Federal tax consequences to the Corporation?	25
STOCK ISSUANCES		25
T24.	Will the issuance of vested shares result in Federal income tax liability to me?	25
T25.	Will the issuance of unvested shares result in Federal income tax liability to me?	25
T26.	What is the effect of making a Section 83(b) election?	25
T27.	Will I recognize additional income when I sell shares acquired under the Stock Issuance Program?	26
T28.	What are the Federal tax consequences to the Corporation?	26
FEDERAL TAX RATES		26
T29.	What are the applicable Federal tax rates?	26

ALTERNATIVE MINIMUM TAX		27
T30.	What is the alternative minimum tax?	27
T31.	How is the alternative minimum taxable income calculated?	27
T32.	What is the allowable exemption amount?	27
T33.	When is the spread on shares acquired under an Incentive Option that are subject to a substantial risk of forfeiture includible in alternative minimum taxable income?	27
T34.	Are there any special implications if I am a Section 16 Insider at the time of exercise?	27
T35.	How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?	28
REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE		29

THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

INFORMATION ON THE
1996 STOCK INCENTIVE PLAN

    Polycom, Inc., a Delaware corporation (the "Corporation"), is offering shares of its common stock (the "Common Stock") to eligible individuals in the Corporation's service pursuant to option grants and direct stock issuances under the Corporation's 1996 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to offer the Corporation's employees, the non-employee members of the Board of Directors (the "Board"), and consultants and other independent advisors who provide services to the Corporation the opportunity to acquire an ownership interest in the Corporation as an incentive for such persons to continue in the Corporation's service. Unless the context indicates otherwise, all references to the Corporation in this Plan Summary and Prospectus include Polycom, Inc. and its parent and subsidiary corporations, whether now existing or subsequently established.

QUESTIONS AND ANSWERS ABOUT THE PLAN

    This Plan Summary and Prospectus sets forth in question and answer format the principal terms of the option grants and direct stock issuances which may be made from time to time under the Plan to individuals who are officers or directors of the Corporation subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"). Such individuals will be referred to in this document as "Section 16 Insiders".

GENERAL PLAN PROVISIONS

    1.  What is the basic structure of the Plan?

    The Plan is divided into three separate equity programs: (i) the Discretionary Option Grant Program under which options may be granted to eligible persons which will provide them with the right to purchase shares of Common Stock; (ii) the Stock Issuance Program under which eligible persons may be issued shares of Common Stock directly, either through the purchase of such shares or as a bonus for services rendered the Corporation; and (iii) the Automatic Option Grant Program under which non-employee members of the Board will receive automatic option grants at periodic intervals.

    2.  When did the Plan become effective?

    The Plan was adopted by the Board on March 5, 1996 as the successor to the Corporation's existing 1991 Stock Option Plan (the "Predecessor Plan") and subsequently approved by the Corporation's stockholders. The Plan became effective upon its adoption by the Board (the "Effective Date").

    3.  Who administers the Plan?

    The Plan is administered by the Primary Committee of the Board. Such committee is comprised of two (2) or more non-employee Board members appointed by the Board, and each member will serve for so long as the Board deems appropriate and may be removed by the Board at any time. The Primary Committee in its capacity as administrator of the Plan will be referred to in this document as the "Plan Administrator."

    The Plan Administrator will have full authority to determine, with respect to the option grants made under the Discretionary Option Grant Program, the persons who are to be granted options, the time or times when such option grants are to be made, the number of shares to be subject to each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule applicable to the option shares and the maximum period for which the option is to remain outstanding. Under the Stock

Issuance Program, the Plan Administrator will have full authority to determine the persons who are to be issued shares, the time or times when such issuances are to be made, the number of shares subject to each such issuance, the vesting schedules (if any) to be applicable to such shares and the consideration to be paid for the shares. Decisions of the Plan Administrator will be final and binding on all persons having an interest in the Discretionary Option Grant and Stock Issuance Programs and the outstanding option grants and stock issuances thereunder.

    The administration of the Automatic Option Grant Program will be self-executing in accordance with the provisions of that program, and the Plan Administrator will not perform any discretionary functions under that program.

    4.  Who is eligible to participate in the Plan?

    Employees, non-employee members of the Board (other than those serving as members of the Plan Administrator), consultants and other independent advisors are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. However, the actual persons to whom option grants or stock issuances are to be made under such programs will be determined by the Plan Administrator in its sole discretion. Only non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

    5.  How many shares of Common Stock may be issued under the Plan?

    The maximum number of shares of Common Stock issuable over the term of the Plan may not exceed 17,250,000 shares, subject to adjustment for certain changes in the Corporation's capital structure. Such authorized share reserve includes (i) the number of shares which remained available for issuance under the Predecessor Plan as of the Effective Date and (ii) the further increase of 1,500,000 shares authorized by the Board under the Plan and approved by the stockholders.

    Should one or more outstanding options under the Plan expire or terminate for any reason prior to exercise in full, the shares of Common Stock subject to the portion of each such option not so exercised will be available for subsequent issuance under the Plan. However, shares subject to options which are surrendered pursuant to any stock appreciation rights issued under the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights, will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan.

    In no event may any one individual participating in the Plan receive options, separately exercisable stock appreciation rights and direct share issuances for more than 300,000 shares of Common Stock per calendar year beginning with the 1996 calendar year. Except for such restriction and certain restrictions in connection with incentive stock option grants (see the Incentive Options section below), there are no limitations on the number of shares of Common Stock for which an eligible individual may be granted options or stock appreciation rights under the Discretionary Option Grant Program or issued stock under the Stock Issuance Program.

    The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

    6.  What happens if there is a change in the Corporation's capital structure?

    In the event of a Recapitalization, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Plan (on both an aggregate and per participant basis), (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances each calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

    For purposes of the Plan, a Recapitalization is any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration.

    7.  Can the Plan be amended or terminated?

    Yes. The Board has exclusive authority to amend or modify the Plan in any and all respects. However, no amendment or modification may, without the holder's consent, adversely affect such individual's rights and obligations under his or her outstanding options, stock appreciation rights or direct stock issuances under the Plan. In addition, certain amendments to the Plan may require approval of the Corporation's stockholders.

    The Plan will terminate upon the earliest of (i) December 31, 2005, (ii) the date on which all shares available for issuance under the Plan have been issued or (iii) the termination of all outstanding options in connection with a Corporate Transaction (see the Early Termination of Options section below). Upon such Plan termination, all outstanding options and stock issuances under the Plan will continue to have force and effect in accordance with the provisions of the agreements evidencing those options or issuances.

GRANT OF OPTIONS

    8.  How are options granted under the Discretionary Option Grant Program?

    The Plan Administrator will have complete discretion to determine when and to whom options will be granted and all the terms of each such option. Each option grant will be evidenced by one or more documents (collectively, the "Option Agreement") executed by the Corporation and the optionee.

    9.  What type of options may be granted under the Discretionary Option Grant Program?

    The Plan Administrator may grant incentive stock options ("Incentive Options") designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not satisfy such requirements ("Non-Statutory Options"). For a discussion of the difference in tax treatment under the Code between Incentive Options and Non-Statutory Options, see the "Questions and Answers on Federal Tax Consequences" section below.

    10.  How is the exercise price determined?

    The exercise price of an option will be determined by the Plan Administrator. However, the exercise price cannot be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date.

    11.  How is the fair market value of the Common Stock determined?

    The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date as reported on the Nasdaq National Market. If the Common Stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists. Stock prices are reported daily in most major newspapers.

    12.  Can the Corporation cancel my option and grant me a new option?

    Yes. The Plan Administrator has the authority to cancel outstanding options and to issue new options in replacement, but the Corporation's stockholders must vote to approve any such cancellation/regrant program, with the sole exception of an option exchange program to be commenced as soon as practicable after May 17, 2001, whereby the holders of options representing up to 6,500,000 shares of Common Stock will be offered the opportunity to elect to cancel certain existing options in exchange for the grant of replacement options to purchase 0.85 shares of Common Stock for each share under the cancelled options. Additionally, your consent will be required in connection with your participation in any such cancellation/regrant program. The new options can cover the same or a different number of shares of Common Stock and will have an exercise price per share based upon the fair market value of the Common Stock on the new grant date. In addition, it is likely that the new options will have a vesting schedule based on the new grant date, without any credit provided for the period the cancelled options were outstanding.

    13.  Can I assign or transfer my option?

    No. Your option generally cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death. However, unless you are employed by a European subsidiary of the Corporation, a Non-Statutory Option may, in connection with the optionee's estate plan, be assigned in whole or in part to one or more members of the optionee's immediately family, to a trust established exclusively for one or more such family members, or pursuant to a court order issued in connection with marital dissolution or separation proceedings. Non-Statutory Options granted to employees of the Corporation's European subsidiaries are not transferable, unless otherwise provided in the optionee's Option Agreement.

    14.  When do I acquire the rights of a stockholder?

    You will not have any stockholder rights with respect to the option shares. You will not acquire stockholder rights until you exercise the option, pay the exercise price and become a holder of record of the purchased shares.

EXERCISE OF OPTIONS

    15.  When may I exercise my option?

    Your option may be immediately exercisable for all of the option shares or may become exercisable for such shares in a series of installments over the period that you remain in the Corporation's service. The exercise schedule applicable to your option will be determined by the Plan Administrator at the time of grant and will be set forth in the Option Agreement. You may exercise your option at any time for the shares for which your option is exercisable, provided you do so before the option terminates. However, any shares purchased under an option in which you are not vested upon your termination of service will be subject to repurchase by the Corporation as discussed below.

    16.  When will my option terminate?

    No option granted under the Discretionary Option Grant Program on or after May 17, 2001 may have a term in excess of seven (7) years. Options granted under the Discretionary Option Grant Program prior to May 17, 2001 may not have a term in excess of ten (10) years. The actual expiration date of your option will be set forth in the Option Agreement. Your option may, however, terminate prior to its designated expiration date in the event of your termination of service or upon the occurrence of certain other events. See the "Early Termination of Options" section below.

    17.  How do I exercise my option?

    To exercise your option, you must provide the Corporation with written notice of the exercise in which you indicate the number of shares to be purchased under your option. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than yourself) has the right to effect such exercise. You will be required to satisfy all applicable income and employment tax withholding requirements at that time. For information about such tax withholding, see the "Questions and Answers on Federal Tax Consequences" section below.

    18.  How do I pay the exercise price?

    The exercise price may be paid in cash or check payable to the Corporation or in shares of Common Stock. Any such shares will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes (generally a six (6)-month period).

    Cashless exercises are also permitted to the extent your option is exercised for vested shares of Common Stock. To use this procedure, you must provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the vested shares of Common Stock purchased under your option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, you must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

    19.  Does the Corporation have the right to repurchase the shares acquired upon exercise of my option?

    The answer will depend upon the exercise and vesting schedules in effect for your option. If you are granted an option which becomes exercisable in a series of installments over your period of service, then the shares of Common Stock purchased under that option will be fully-vested when acquired and will not be subject to the Corporation's repurchase rights. However, if you are granted an option which is exercisable immediately, then the shares of Common Stock purchased under such option will normally be subject to a vesting schedule pursuant to which the Corporation may repurchase, at the original exercise price, any unvested shares you hold at the time of your termination of service. If you wait to exercise your option until you are fully vested in the option shares, the Corporation will not have any right to repurchase the shares you acquire.

    The Corporation's repurchase rights will also cover any new, substituted or additional securities or other property subsequently distributed with respect to your unvested shares of Common Stock by reason of any Recapitalization or Corporate Transaction. Appropriate adjustments to reflect the distribution will be made to the number and/or class of securities subject to the Corporation's repurchase rights and the price per share payable upon the exercise of those rights.

    The Plan Administrator will have full discretion to establish the remaining terms upon which the Corporation's repurchase rights are to become exercisable (including the procedure for effecting such repurchase), and such terms will be included in the agreement evidencing the repurchase rights.

    20.  May I transfer shares subject to the Corporation's repurchase rights?

    You may not transfer, assign or encumber any unvested shares of Common Stock which are subject to the Corporation's repurchase rights, except for permissible gifts approved by the Plan Administrator or transfers by will or inheritance following your death. The certificates representing such unvested shares may, in the Plan Administrator's discretion, bear a legend indicating the existence of such transfer restrictions, or the unvested shares (and any securities or other property distributed with respect to such shares) may be held in escrow by the Corporation (or any successor entity) until you vest in those shares.

    21.  When will the Corporation's repurchase right lapse?

    The Corporation's repurchase right will lapse, and you will vest in your option shares, in one or more installments according to the vesting schedule established by the Plan Administrator and set forth in the agreement evidencing the repurchase right. In addition, the Corporation's repurchase right will lapse, and all shares subject to the terminated right will immediately vest, in connection with certain Corporate Transactions and Changes in Control.

    22.  Does the Plan include any special programs?

    The Plan includes the Stock Appreciation Right Program and the Special Tax Withholding Program which are explained more fully below. The Plan Administrator will have the discretion to extend the benefits of either of these programs to one or more eligible individuals under the Plan. You will be notified in writing should you be selected for participation in either program.

    23.  What is the Stock Appreciation Right Program?

    The Plan Administrator has the discretion to grant to selected optionees tandem stock appreciation rights ("SARs") which provide the optionee with the right to elect between the normal exercise of the option for shares of Common Stock and the surrender of all or part of that option for a distribution from the Corporation equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option (or surrendered portion thereof) at that time over (ii) the exercise price payable for those shares. The distribution may, in the Plan Administrator's discretion, be made in cash or in shares of Common Stock. There are a number of limitations governing the exercise of an SAR:

  •
  The exercise of the SAR must be approved by the Plan Administrator.

  •
  If the Plan Administrator disapproves the exercise of the SAR, the optionee will retain whatever rights existed under the surrendered option (or surrendered portion) and may exercise those rights at any time before the later of (i) five (5) business days following notification of such disapproval or (ii) the last day on which the option is otherwise exercisable in accordance with its terms.

  •
  No SAR may be transferred or assigned.

    Any Section 16 Insider who exercises the SAR for cash will be subject to certain restrictions on the timing of the exercise as discussed in the "Restrictions on Resale" section below.

    The Plan Administrator may also grant special limited SARs to one or more Section 16 Insiders. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited SAR may be surrendered by the Section 16 Insider to the Corporation, to the extent the option is at the time exercisable for vested shares. Any such option surrender must be effected within the thirty (30)-day period following the Hostile Take-Over, and the Section 16 Insider will in return receive a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock in which the Section 16 Insider is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those shares. The cash distribution will be made within five (5) days following the date the option is surrendered to the Corporation, and neither the approval of the Plan Administrator nor the consent of the Board will be required in connection with such option surrender and cash distribution. The balance of the option (if any) will continue to remain outstanding and exercisable in accordance with the Option Agreement.

    A Hostile Take-Over will be deemed to occur in the event (i) any person or related group of persons directly or indirectly acquires securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

    For purposes of the option surrender right, the Take-Over Price per share will be deemed to be equal to the greater of (i) the fair market value per share of Common Stock on the option surrender date or (ii) the highest reported price per share paid by the tender offeror in effecting the Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price will not exceed the clause (i) price per share.

    24.  What is the Tax Withholding Program?

    Holders of Non-Statutory Options selected by the Plan Administrator may participate in the Tax Withholding Program. Each selected optionee may elect to have the Corporation withhold, from the shares of Common Stock purchased under the optionee's Non-Statutory Options, a portion of those shares with a fair market value equal to a designated percentage (not to exceed one hundred percent (100%)) of the Federal, state and local tax withholding liability incurred in connection with the exercise of those options. In lieu of such direct withholding, the Plan Administrator may grant the optionee the right to deliver previously acquired shares of Common Stock in satisfaction of the tax liability. However, no shares of Common Stock will actually be withheld or accepted in satisfaction of such tax liability except to the extent approved by the Plan Administrator, and any such withheld or delivered shares will be valued at fair market value on the date of the option exercise.

    Any Section 16 Insiders who participate in the program will be subject to certain restrictions on the timing of their withholding elections as discussed in the "Restrictions on Resale" section below.

INCENTIVE OPTIONS

    This section applies only to Incentive Options. Non-Statutory Options are not subject to these provisions.

  25.
  Who is eligible to receive an Incentive Option?

    Incentive Options may only be granted to individuals who are employees of the Corporation.

  26.
  Is there a limitation on the number of shares for which an Incentive Option may become exercisable in any one calendar year?

    Yes. The aggregate fair market value of the shares of Common Stock (determined at the date of grant) for which an option may for the first time become exercisable in any calendar year as an Incentive Option under the Federal tax laws may not exceed $100,000. To the extent you hold two (2) or more Incentive Options which become exercisable for the first time in the same calendar year, the $100,000 limitation will be applied on the basis of the order in which those options were granted. Options which do not qualify for Incentive Option treatment under the Federal tax laws by reason of this dollar limitation may nevertheless be exercised as Non-Statutory Options in the calendar year in which they become exercisable for the excess number of shares.

      Example:  On December 3, 2001, Sam Smith is granted an Incentive Option to purchase 4,000 shares of Common Stock at an exercise price of $15.00 per share, the fair market value of the Common Stock on that date. The option first becomes exercisable for 100% of the shares on December 3, 2003, when the fair market value of the Common Stock is assumed to be $25.00 per share. On November 25, 2002, Sam is granted a second Incentive Option to purchase 7,000 shares of Common Stock at an exercise price of $20.00 per share, the fair market value of the Common Stock on that date. This option becomes exercisable in 2 equal annual installments beginning on November 25, 2003, when the fair market value of the Common Stock is assumed to be $25.00 per share.

      The aggregate fair market value of the 4,000 shares of Common Stock on the grant date under the first option is $60,000. The aggregate fair market value of the 7,000 shares under the second option is $140,000 on the grant date. Accordingly, in 2003, Common Stock valued at $60,000 for Incentive Option purposes first becomes purchasable under the 2001 option (100% of the option shares) and Common Stock valued at $70,000 first becomes purchasable under the 2002 option (50% of the option shares). 1,500 of the shares purchasable under the 2002 option will not qualify for favorable tax treatment as Incentive Options because the aggregate value (as measured as of the grant date) of the shares of Common Stock for which the two options first become exercisable in the 2003 calendar year exceeds $100,000 ($60,000 + $70,000 = $130,000). The 1,500 shares which do not qualify for Incentive Option treatment under the 2002 option may be exercised as Non-Statutory Options.

  27.
  Can an Incentive Option lose its qualified status?

    Yes. An option granted as an Incentive Option will generally be taxed as a Non-Statutory Option if exercised more than three (3) months after you terminate employee status. Certain amendments or modifications to an outstanding option may also cause the loss of Incentive Option status, but no such amendment or modification may be made without your consent.

  28.
  What limitations apply to Incentive Options granted to a 10% stockholder?

    If an Incentive Option is granted to an individual who is at the time the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the

Corporation or any parent or subsidiary corporation, then the exercise price per share cannot be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the grant date, and the option term may not exceed five (5) years from the grant date.

EARLY TERMINATION OF OPTIONS

  29.
  What happens to my options if my service terminates?

    After your termination of service, you will have a limited period of time in which to exercise your outstanding options for any shares of Common Stock in which you are vested on the date your service terminates. The length of this period will be set forth in your Option Agreement and will generally not be in excess of three (3) months. However, you must in all events exercise your option before the specified expiration of the option term. Each option will, immediately upon your termination of service, terminate and cease to be outstanding to the extent it is not at that time exercisable for vested shares.

    Unless your Option Agreement specifically provides otherwise, you will be deemed to continue in service for so long as you render services on a periodic basis to the Corporation, whether as (i) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (ii) a non-employee member of the Board or (iii) a consultant or independent advisor.

    The Plan Administrator has the discretion to extend the period during which you may exercise one or more of your options following your termination of service and/or to permit such options to be exercised not only with respect to the number of shares of Common Stock in which you are vested but also with respect to one or more additional installments in which you would have vested had you continued in service. You will be notified in writing in the event the Plan Administrator decides to provide you with any of these additional benefits.

  30.
  What happens to my options if I am discharged from service for Misconduct?

    Should you be discharged from service for Misconduct, all of your outstanding options will immediately terminate. For purposes of the Plan, Misconduct includes (i) any act of fraud, embezzlement or dishonesty, (ii) any unauthorized use or disclosure of confidential information or trade secrets or the Corporation or (iii) any other intentional misconduct adversely affecting the business or affairs of the Corporation in a material manner. However, the foregoing list is not inclusive of all the acts or omissions which may be considered as grounds for dismissal or discharge of any individual in the Corporation's service.

  31.
  What happens to my options if I die or become disabled?

    If you die while any of your options are outstanding, the personal representative of your estate or the person or persons to whom the options are transferred by the provisions of your will or the laws of inheritance following your death may exercise each of those options for any or all vested shares of Common Stock for which the option was exercisable on the date your service with the Corporation terminated, less any shares you may have subsequently purchased prior to your death. The right to exercise each such option will lapse upon the earlier of (i) the expiration of the option term or (ii) the first anniversary of the date of your death.

    If you terminate your service with the Corporation because you become permanently disabled, you will normally have a period of twelve (12) months from such termination date during which to exercise your options for any or all of the vested shares for which those options were exercisable at the time of such termination. In no event, however, may you exercise any option after the specified expiration of the option term. For purposes of the Plan, you will be deemed to be permanently disabled if you are unable to perform any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more.

  32.
  What happens to my options if the Corporation is acquired or merged?

    In the event of a Corporate Transaction, all options outstanding under the Discretionary Option Grant Program will automatically accelerate so that each such option will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares. However, an outstanding option will not so accelerate, if and to the extent: (i) the option is assumed by the successor corporation (or its parent corporation) or replaced with a comparable option to purchase shares of the successor corporation (or its parent corporation), (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the option spread existing on the unvested shares subject to the option at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option. In addition, all of the Corporation's outstanding repurchase rights under the Discretionary Option Grant Program will automatically terminate in the event of a Corporate Transaction except to the extent the repurchase right is assigned to the successor corporation (or its parent corporation).

    All outstanding options under the Plan will, to the extent not assumed by the successor corporation (or its parent corporation), terminate and cease to be outstanding immediately following the completion of the Corporate Transaction.

    Any Incentive Options accelerated upon the Corporate Transaction will remain exercisable as Incentive Options under the Federal tax laws only to the extent the applicable $100,000 limitation is not exceeded. If such limitation is exceeded, the option will be exercisable for the excess number of shares as a Non-Statutory Option.

    A Corporate Transaction will be deemed to occur upon (i) a merger in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation in liquidation or dissolution of the Corporation.

  33.
  What happens to my options that are assumed upon a Corporate Transaction?

    Each option under the Discretionary Option Grant Program which is assumed by the successor corporation (or its parent corporation) will, immediately after the Corporate Transaction, be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee in consummation of the Corporate Transaction had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same, and to the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

    The Plan Administrator may grant options which accelerate (and repurchase rights which terminate) upon the occurrence of a Corporate Transaction in which the options are assumed (or those repurchase rights are assigned).

    The Plan Administrator also has the discretion to provide for the automatic acceleration of any outstanding option which is assumed or replaced in the Corporate Transaction and does not otherwise accelerate at that time in the event the optionee's service terminates through an Involuntary

Termination effected within a designated period (not to exceed twelve (12) months) following the effective date of such Corporate Transaction. Any option so accelerated will remain exercisable until the earlier of (i) the expiration of the option term or (ii) the end of the one (1)-year period measured from the date of the Involuntary Termination. The Plan Administrator similarly has the discretion to provide for the automatic termination of the Corporation's outstanding repurchase rights upon such an Involuntary Termination so that the shares held by the optionee at that time will immediately vest.

    An Involuntary Termination will be deemed to occur upon (i) the optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct or (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the optionee's consent.

  34.
  What happens to my options if there is a change in control of the Corporation?

    The Plan Administrator may provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the termination of the optionee's service through an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of a Change in Control or a Corporate Transaction in which the options are assumed or substituted and do not otherwise accelerate, so that each such option will become fully exercisable with respect to the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares until the earlier of the expiration of the option term or the expiration of the one-year period measured from the effective date of the Involuntary Termination. The Plan Administrator may similarly provide for the immediate termination of one or more of the outstanding repurchase rights upon the termination of the optionee's service through an Involuntary Termination. You will be notified in writing should the Plan Administrator provide for acceleration of your option in connection with a Change in Control or your subsequent Involuntary Termination.

    Any option so accelerated will remain exercisable until such option expires or terminates. However, any Incentive Option accelerated upon the Change in Control will remain exercisable as an Incentive Option under the Federal tax laws only to the extent the applicable $100,000 dollar limitation is not exceeded. If such limitation is exceeded, the option will be exercisable for the excess number of shares as a Non-Statutory Option.

    A Change in Control will be deemed to occur in the event (i) any person (or related group of persons) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders or (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

DISPOSITION OF OPTION SHARES

  35.
  When can I sell my shares?

    As an officer or director of the Corporation subject to the short-swing profit restrictions of Section 16(b) of the 1934 Act, you will be subject to certain restrictions in connection with your transactions under the Discretionary Option Grant Program. These restrictions are described in detail in the "Restrictions on Resale" section below.

STOCK ISSUANCE PROGRAM

  36.
  How are shares of Common Stock issued under the Stock Issuance Program?

    The Plan Administrator will have complete discretion to determine when and to whom share issuances will be made and all the terms of each such issuance. Each issuance will be evidenced by a stock issuance agreement (the "Issuance Agreement") executed by the Corporation and the participant.

  37.
  How is the purchase price determined?

    The purchase price per share will be determined by the Plan Administrator but cannot be less than the fair market value of the Common Stock on the issuance date.

  38.
  What form of payment is required for shares issued under the Stock Issuance Program?

    The purchase price will be due immediately upon issuance of the Common Stock and may be paid in cash or check payable to the Corporation. Shares of Common Stock may also be issued as a stock bonus for past services rendered to the Corporation, without any cash payment required of the participant.

  39.
  Are shares of Common Stock acquired under the Stock Issuance Program fully-vested?

    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully vested upon issuance or may vest over the participant's period of service or upon attainment of specified performance objectives. The applicable vesting schedule will be incorporated into the Issuance Agreement.

  40.
  Does the Corporation have the right to reacquire the shares acquired under the Stock Issuance Program?

    The answer will depend on the vesting schedule in effect for your shares. If you are issued shares of Common Stock that are fully vested, then the shares will not be subject to the Corporation's reacquisition rights. However, if you are issued shares which are not fully vested at the time of issuance, then the Corporation may reacquire those shares should you fail to complete the applicable service requirement or should the specified performance objectives not be attained. If you paid for the unvested shares in cash, then the Corporation will refund the purchase price at the time those shares are acquired. If you delivered a promissory note for such shares, the Corporation will, in effecting the reacquisition, cancel the principal balance of the note attributable to the reacquired shares. If the unvested shares were issued to you as a bonus for past services, then any unvested shares held by you at the time of your cessation of service or the non-attainment of the performance objectives must be immediately surrendered to the Corporation for cancellation, and you will cease to have any stockholder rights or other interests in the cancelled shares.

    The Corporation's reacquisition rights will also cover any new, substituted or additional securities or other property subsequently distributed with respect to your unvested shares by reason of any Recapitalization or Corporate Transaction. Appropriate adjustments to reflect the distribution will be made to the number and/or class of securities subject to the Corporation's reacquisition rights and the price per share (if any) payable upon the exercise of such rights.

    The Plan Administrator may waive one or more of the Corporation's outstanding reacquisition rights with respect to any unvested shares of Common Stock you hold and thereby trigger the immediate vesting of those shares.

    The Plan Administrator will have full discretion to establish the remaining terms upon which the Corporation's reacquisition rights are to become exercisable (including the procedure for effecting such reacquisition). All the terms of the reacquisition right will be included in the Issuance Agreement.

  41.
  Can I transfer shares subject to the Corporation's reacquisition rights?

    You may not transfer, assign or encumber any unvested shares of Common Stock which are subject to the Corporation's reacquisition rights, except for permissible gifts approved by the Plan Administrator, transfers by will or inheritance following your death or transfers to the Corporation in pledge as security for any promissory note delivered in payment for the shares. The certificates representing the unvested shares of Common Stock may, in the Plan Administrator's discretion, bear a legend indicating the existence of such transfer restrictions, or the unvested shares (and any securities or other property distributed with respect to such shares) may be held in escrow by the Corporation (or any successor entity) until you vest in those shares.

  42.
  What happens to unvested shares if the Corporation is acquired or merged?

    In the event of a Corporate Transaction, all unvested shares of Common Stock acquired under the Stock Issuance Program will immediately vest in full except to the extent the Corporation's reacquisition rights with respect to those shares are assigned to the successor corporation (or its parent corporation) or such accelerated vesting is subject to other limitations imposed by the Plan Administrator in the Issuance Agreement.

  43.
  What happens to the reacquisition rights that are assigned upon a Corporate Transaction?

    The Plan Administrator may provide for the immediate termination of any reacquisition rights which are to be assigned in connection with a Corporate Transaction and do not otherwise terminate at that time in the event the participant's service terminates through an Involuntary Termination effected within a designated period (not to exceed twelve (12) months) following the effective date of such Corporate Transaction.

  44.
  What happens to unvested shares if there is a change in control of the Corporation?

    The Plan Administrator may provide for the immediate and automatic vesting of one or more unvested shares of Common Stock outstanding under the Stock Issuance Program upon an Involuntary Termination of the participant's service effected within a designated period (not to exceed twelve (12) months) following the effective date of a Change in Control. You will be notified in writing should the Plan Administrator provide for such automatic vesting in connection with an Involuntary Termination following a Change in Control.

  45.
  What other benefit is available under the Stock Issuance Program?

    The Plan Administrator will have the discretion to extend the Tax Withholding Program to holders of unvested shares of Common Stock under the Stock Issuance Program who elect to be taxed on such shares at the time of vesting rather than at the time of issuance. Each selected participant may accordingly elect to have the Corporation withhold, from the shares which otherwise vest at the time, a portion of those shares with a fair market value equal to a designated percentage (not to exceed one hundred percent (100%)) of the Federal, state and local withholding tax liability incurred in connection with the vesting of such shares. In lieu of such direct withholding, the selected participants may also be granted the right to deliver existing shares of Common Stock to the Corporation in satisfaction of such tax liability. However, no shares will actually be withheld or accepted in satisfaction of such tax liability except to the extent approved by the Plan Administrator, and any such withheld or delivered shares will be valued at fair market value on the vesting date. Any Section 16 Insiders who participate in the program will be subject to certain restrictions on the timing of their withholding elections, as discussed in the "Restrictions on Resale" section below.

    You will be notified in writing should you be selected for participation in the Tax Withholding Program.

  46.
  When can I sell my shares?

    As an officer or director of the Corporation subject to the short-swing profit restrictions of Section 16(b) of the 1934 Act, you will be subject to certain restrictions in connection with your transactions under the Stock Issuance Program. These restrictions are described in detail in the "Restrictions on Resale" section below.

  47.
  Do I have any stockholder rights with respect to shares issued under the Stock Issuance Program?

    You will have full stockholder rights with respect to the shares of Common Stock issued to you under the Stock Issuance Program, including the right to vote such shares and receive all regular cash dividends paid on such shares, whether or not such shares are vested. However, unvested shares will be subject to the transfer restrictions specified above.

MISCELLANEOUS

  48.
  Is financing available under the Plan?

    The Plan Administrator may assist you in the acquisition of shares of Common Stock under the Discretionary Option Grant or Stock Issuance Program by permitting you to pay the purchase price for the shares through a promissory note payable in one or more installments. The terms of any such promissory note, including the interest rate and terms of repayment, will be established in the sole discretion of the Plan Administrator. Promissory notes may be made without security or collateral; however, the maximum credit available to you may not exceed the purchase price payable for the acquired shares, plus any withholding tax liability incurred by you in connection with such acquisition. In addition, the Corporation will comply with all applicable requirements of Regulation G of the Board of Governors of the Federal Reserve System in connection with any financing extended under the Plan.

    The Plan Administrator may, in its absolute discretion, determine that one or more promissory notes under the financing program will be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

  49.
  Do I have the right to remain employed until my options under the Discretionary Option Grant Program or my shares under the Stock Issuance Program vest?

    No. Nothing in the Plan or in any option grant or stock issuance under the Plan is intended to provide any person with the right to remain in the Corporation's service for any specific period, and both you and the Corporation will each have the right to terminate your service at any time and for any reason, with or without cause.

  50.
  Are there any circumstances which would cause me to lose my rights with respect to an option or a stock issuance?

    Yes. The grant of options and the issuance of Common Stock under such options or pursuant to the Stock Issuance Program are subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from granting options or from issuing shares of Common Stock under the Plan in the event one or more required approvals or permits were not obtained.

  51.
  Does the Plan restrict the authority of the Corporation to grant or assume options outside of the Plan?

    No. The Plan does not limit the authority of the Corporation to grant options outside of the Plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, corporation or other business entity.

  52.
  Does the grant of an option or the issuance of shares under the Plan affect my eligibility to participate in other plans of the Corporation?

    No. Option grants and stock issuances made under the Plan do not in any way affect, limit or restrict your eligibility to participate in any other stock plan or other compensation or benefit plan or program maintained by the Corporation.

  53. What is a parent corporation?

    A corporation is a parent corporation if such corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities.

  54. What is a subsidiary corporation?

    A corporation is a subsidiary corporation if the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the outstanding securities of that corporation.

  55. Is the Plan subject to ERISA?

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

RESTRICTIONS ON RESALE

  56. What restrictions apply because I am a Section 16 Insider?

    Section 16(b) of the 1934 Act requires the Corporation to recover any profit realized by a Section 16 Insider from any purchase and sale, or sale and purchase, of such Common Stock made within a period of less than six (6) months.

    The Securities and Exchange Commission (the "SEC") has issued a series of rules under Section 16(b) of the 1934 Act which govern the short-swing liability treatment of certain transactions effected by a Section 16 Insider under employee stock plans such as the Plan. The application of these rules to various Plan transactions may be summarized as follows.

    Option Grant.  The receipt of an option grant under the Discretionary Option Grant Program will be an exempt transaction and will not be treated as a "purchase" of the underlying option shares for short-swing liability purposes, provided those shares are either properly approved by the Company or are not sold until at least six (6) months after the option grant date. Should either of these requirements not be satisfied, then the option grant will be treated as a "purchase" of the option shares retroactive to such grant date. Such purchase will be matched, for short-swing liability purposes, with any sales of Common Stock made within six (6) months before or after the grant date of the option.

    Option Exercise.  The exercise of an option under the Discretionary Option Grant Program will be an exempt transaction and will not be treated as a "purchase" of the acquired shares for short-swing liability purposes unless the market price of the Common Stock at the time the option is exercised is lower than the exercise price paid for the shares.

    Delivery of Shares.  The delivery of shares of Common Stock in payment of the exercise price will be an exempt transaction for short-swing liability purposes.

    Direct Stock Issuances.  The direct issuance of shares of Common Stock under the Stock Issuance Program, whether effected as a purchase or bonus, will be an exempt transaction and will not be treated as a "purchase" of the issued shares for short-swing liability purposes, provided the issuance is properly approved by the Company or a period of at least six (6) months elapses between the date the shares are issued and the date those shares are sold. Failure to satisfy either of these requirements will result in purchase treatment for the issued shares of Common Stock, retroactive to the issue date. Such purchase will be matched for short-swing liability purposes, with any sales of Common Stock made within six (6) months before or after the issue date.

    Vesting of Issued Shares.  The vesting of shares issued under the Plan will not be a transaction taken into account for short-swing liability purposes.

    SAR Transactions.  If an SAR is exercised for shares of Common Stock, then the grant and exercise of such right will, for short-swing liability purposes, be treated in the same manner as discussed above for the grant and exercise of options. If the SAR is exercised for cash, then the transaction will be exempt from short-swing liability if the following two conditions are satisfied:

       (i) the SAR is properly approved of or is not exercised until at least six (6) months after the grant date of such right, and

      (ii) the SAR is exercised during one of the quarterly "window" periods beginning on the third and ending on the twelfth business day following the date the public release of the Corporation's quarterly or annual income statements.

    Forfeiture of Unvested Shares.  The surrender of unvested shares to the Corporation for cancellation without any cash payment or other consideration to the participant will not be deemed a "sale" of those shares for short-swing liability purposes. The repurchase of unvested shares by the Corporation for consideration equal to the original purchase price paid for those shares will normally not result in a "sale" transaction for short-swing liability purposes.

    Sale of Shares.  The sale of shares acquired under the Plan will be treated as a "sale" for short-swing liability purposes and will be matched with any non-exempt purchases of Common Stock (e.g. open-market purchases) made within six (6) months before or after the date of such sale.

  Reporting Requirements

    Each of the following Plan transactions involving the Section 16 Insider must be reported on the annual Form 5 required to be filed by such individual within forty-five (45) days after the close of the Corporation's fiscal year in which such transaction occurs and may be reported on any earlier-filed Form 4:

*	Receipt of option grant
*	Receipt of SAR or tax withholding right
*	Exercise of SAR for cash
*	Delivery of shares in payment of exercise price
*	Receipt of bonus shares under the Stock Issuance Program
*	Surrender of unvested shares for cancellation or repurchase
*	Withholding or delivery of shares to satisfy tax withholding obligations

    The following transactions must be reported on the next Form 4 or 5 otherwise required to be filed by the Section 16 Insider, but may be reported on any earlier filed Form 4.

*	Exercise of option
*	Exercise of SAR for shares of Common Stock
*	Purchase of shares under the Stock Issuance Program

    The sale of Common Stock must be reported on a Form 4 filed within ten (10) days after the close of the calendar month in which the sale is effected.

    When shares of Common Stock are withheld in satisfaction of applicable withholding taxes, the Section 16 Insider should report the gross number of shares acquired upon the exercise of the option (including the withheld shares) on the next Form 4 or 5 otherwise required and should report the disposition of the withheld shares on the Form 5 filed for the fiscal year in which the stock withholding is effected. Alternatively, the Section 16 Insider may report both the acquisition and the disposition of the shares on any earlier-filed Form 4.

    Any shares of Common Stock issued to the Section 16 Insider upon an option exercise under the Discretionary Option Grant Program or upon a share issuance under the Stock Issuance Program which are sold within six (6) months after the option grant date or the stock issuance date, respectively, must be reported as a retroactive purchase on the Form 4 filed for the month in which the sale is effected, and short-swing profit liability may result.

  57. What restrictions apply if I am an affiliate?

    In general, persons with power to manage and direct the policies of the Corporation, relatives of these people and trusts, estates, corporations or other entities controlled by any of these people or their relatives may be deemed to be affiliates of the Corporation. Affiliates of the Corporation are obligated to resell their shares of Common Stock in compliance with SEC Rule 144. This rule requires such sales to be effected in "broker's transactions," as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of such sale. The rule also limits the number of shares which may be sold in any three (3)-month period to the greater of (i) one percent (1%) of the Corporation's outstanding shares of Common Stock or (ii) the average weekly reported volume of trading in such shares on all securities exchanges during the four (4) calendar weeks preceding the filing of the required notice of proposed sale on Form 144. However, the one (1)-year holding period requirement of Rule 144 will not be applicable to any shares of Common Stock acquired under the Plan.

    As an officer or director of the Corporation, you should consult with counsel before offering for sale any shares of Common Stock acquired under the Plan in order to assure your compliance with Rule 144, Section 16 and all other applicable provisions of Federal and state securities laws.

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

    The following is a general description of the Federal income tax consequences of option grants and stock issuances under the Plan. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

    The tax consequences of Incentive Options and Non-Statutory Options differ as described below.

INCENTIVE OPTIONS

  T1.  Will the grant of an Incentive Option result in Federal income tax liability to me?

    No.

  T2.  Will the exercise of an Incentive Option result in Federal income tax liability to me?

    No. You will not recognize taxable income at the time the Incentive Option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price paid for those shares will constitute an adjustment to your income for purposes of the alternative minimum tax (see the "Alternative Minimum Tax" section below). On or before January 31 of the calendar year following the calendar year in which you exercise your Incentive Option, you will receive an information statement from the Corporation indicating, among other items, the number of shares of Common Stock you purchased in connection with such exercise, the market price of the Common Stock on the exercise date and the price you paid for the purchased shares.

  T3.  When will I be subject to Federal income tax on shares acquired under an Incentive Option?

    Generally, you will recognize income in the year in which you make a disposition of the shares purchased under your Incentive Option.

  T4.  What constitutes a disposition of Incentive Option shares?

    A disposition of shares purchased under an Incentive Option will occur in the event you transfer legal title to those shares, whether by sale, exchange or gift, or you deliver such shares in payment of the exercise price of any other Incentive Option you hold. However, a disposition will not occur if you engage in any of the following transactions: a transfer to your spouse, a transfer into joint ownership with right of survivorship provided you remain one of the joint owners, a pledge of the shares as collateral for a loan, a transfer by bequest or inheritance upon your death or certain tax-free exchanges of the shares permitted under the Code.

  T5.  How is my Federal income tax liability determined when I sell my shares?

    Your Federal income tax liability will depend upon whether you make a qualifying or disqualifying disposition of the shares purchased under your Incentive Option. A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two (2) years after the date the Incentive Option was granted and more than one (1) year after the date the option was exercised for the particular shares involved in the disposition. A disqualifying disposition is any sale or other disposition made before both of these minimum holding periods are satisfied.

  T6.  What if I make a qualifying disposition?

    You will recognize a capital gain equal to the excess of (i) the amount realized upon the sale or disposition over (ii) the exercise price paid for the shares. You will recognize a capital loss if the amount realized is lower than the exercise price paid for the shares.

      Example: On October 1, 2001, you are granted an Incentive Option for 1,000 shares with an exercise price of $15.00 per share. On November 1, 2002, you exercise this option when the market price is $25.00 per share. The purchased shares are held until December 1, 2003, when you sell them for $30.00 per share.

      Because the disposition of the shares is made more than two (2) years after the grant date of the 2001 Incentive Option and more than one (1) year after the option was exercised for the shares sold on December 1, 2003, the sale represents a qualifying disposition of such shares, and for Federal income tax purposes, you will recognize a capital gain of $15.00 per share.

  T7.  What are the normal tax rules for a disqualifying disposition?

    Normally, when you make a disqualifying disposition of shares purchased under an Incentive Option, you will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm's length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which (i) the amount realized upon the disposition of the shares or (ii) their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of your disqualifying disposition income will be reported by the Corporation on your W-2 wage statement for the year of disposition, and any applicable withholding taxes which arise in connection with the disqualifying disposition will be deducted from your wages or otherwise collected from you.

    Any additional gain recognized upon the disqualifying disposition will be capital gain.

      Example: On October 1, 2001, you are granted an Incentive Option for 1,000 shares with an exercise price of $15.00 per share. On November 1, 2002, this option is exercised when the market price is $25.00 per share. The purchased shares are held until March 1, 2003, when they are sold for $30.00 per share.

      Because the disposition of the shares is made less than two (2) years from the date of grant and less than one (1) year after the exercise date of the 2001 Incentive Option, the sale represents a disqualifying disposition of the shares, and for Federal income tax purposes, the gain upon the sale will be divided into two (2) components:

        Ordinary Income: You will recognize ordinary income in the amount of $10.00 per share, the excess of the $25.00 per share market price of the shares on the date the option was exercised over the $15.00 per share exercise price.

        Capital Gain: You will also recognize a capital gain of $5.00 per share with respect to each share sold.

    In the event the shares purchased under an Incentive Option are sold in a disqualifying disposition for less than the exercise price paid for those shares, you will not recognize any income but will recognize a capital loss equal to the excess of (i) the exercise price paid for the shares over (ii) the amount realized upon the disposition of those shares. For example, if the shares in the above Example are sold for $13.00 per share in the disqualifying disposition, you would simply recognize a capital loss of $2.00 per share.

  T8.  What if the shares purchased under an Incentive Option are subject to a substantial risk of forfeiture, such as the Corporation's repurchase rights?

    If the shares purchased under your Incentive Option are subject to a substantial risk of forfeiture, such as the Corporation's right to repurchase those shares at the original exercise price in the event your service terminates prior to vesting in such shares, then the amount of ordinary income you would recognize upon a disqualifying disposition of those shares will be based upon their fair market value on the date the forfeiture period lapses (i.e., the vesting date for the shares), rather than the date the Incentive Option is exercised, and the holding period for determining any additional capital gain will not commence until such lapse date. In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether this result can be avoided, and the normal disqualifying disposition rules discussed above reinstated, by making a conditional election pursuant to Code Section 83(b) to have the ordinary income measured at the time the Incentive Option is exercised. (See question below concerning the effect of Section 83(b) elections.) Because of the uncertainty as to the precise tax consequences of such a conditional election, you should consult with your own tax advisor before filing any such election.

  T9.  What if I am a Section 16 Insider at the time I exercise my Incentive Option?

    Vested shares which you acquire as a Section 16 Insider pursuant to the exercise of an Incentive Option will also be treated as subject to a substantial risk of forfeiture under the Federal tax laws if such exercise occurs within six (6) months after the option grant date. In such event, the forfeiture period will not lapse until the end of the six (6)-month period measured from the grant date, and the rules discussed above for shares subject to a substantial risk of forfeiture will apply.

    Should the Incentive Option remain outstanding for at least six (6) months prior to exercise, then the acquisition of the vested shares will be an exempt transaction for short-swing liability purposes, and such shares will not be subject to a substantial risk of forfeiture for Federal income tax purposes. Accordingly, the normal tax rules for a disqualifying disposition would apply to such shares.

  T10.  What are the Federal tax consequences to the Corporation?

    If you make a qualifying disposition of shares acquired upon the exercise of an Incentive Option, then no income tax deduction may be taken by the Corporation with respect to such shares. Should you make a disqualifying disposition of such shares, then the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the disposition. The deduction will, in general, be allowed to the Corporation in the taxable year in which the disposition occurs.

  T11.  What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock acquired upon the exercise of an earlier-granted Incentive Option if the delivery of the shares results in a disqualifying disposition?

    If the delivery of the shares acquired under an earlier granted Incentive Option results in a disqualifying disposition, then you will be subject to ordinary income taxation on the excess of (i) the fair market value of the delivered shares at the time of their original purchase (or at the time any forfeiture restriction applicable to those shares lapsed) over (ii) the exercise price paid for the delivered shares.

    The tax basis and capital gain holding periods for the shares of Common Stock purchased upon exercise of the Incentive Option will be determined as follows:

       (i) To the extent the purchased shares equal in number the delivered shares as to which there is a disqualifying disposition, the basis for the new shares will be equal to the fair market value of the delivered shares at the time they were originally purchased (or at the time any forfeiture restriction applicable to those shares lapsed), and the capital gain holding period for these shares will include the period for which the delivered shares were held (measured from the later of their original purchase date or from the lapse date of any forfeiture restriction applicable to those shares).

      (ii) To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured (in general) from the exercise date.

  T12.  What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock (i) acquired under an Incentive Option and held for the requisite holding periods, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases?

    If the exercise price for the Incentive Option is paid with shares of Common Stock (i) acquired under an Incentive Option and held for the requisite minimum holding periods for a qualifying disposition, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases, you will not recognize any taxable income (other than as described in the "Alternative Minimum Tax" section below) with respect to the shares of Common Stock purchased upon exercise of the Incentive Option. To the extent the purchased shares equal in number the shares of Common Stock delivered in payment of the exercise price, the new shares will have the same basis and holding period for capital gain purposes as the delivered shares. To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured (in general) from the exercise date.

  T13.  What are the consequences of a subsequent disposition of shares purchased under an Incentive Option with shares of Common Stock?

    If the Incentive Option is exercised with shares of Common Stock, then those shares purchased under the Incentive Option which have a zero basis will be treated as the first shares sold or otherwise transferred in a disqualifying disposition. Accordingly, upon such a disqualifying disposition, you will recognize ordinary income with respect to the zero basis shares in an amount equal to their fair market value on the date the option was exercised for those shares or, if such shares were subject to any forfeiture restrictions, on the date those restrictions lapsed. Any additional gain will in most instances be taxed as short-term capital gain.

NON-STATUTORY OPTIONS

  T14.  Will the grant of a Non-Statutory Option result in Federal income tax liability to me?

    No.

  T15.  Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?

    Normally, you will recognize ordinary income in the year in which the Non-Statutory Option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by the Corporation on your W-2 wage statement for the year of exercise (or on a Form 1099 if you are not an employee), and you will be required to satisfy the tax withholding requirements applicable to this income.

  T16.  What if the shares purchased under a Non-Statutory Option are subject to a substantial risk of forfeiture, such as the Corporation's repurchase rights?

    If the shares you purchase under a Non-Statutory Option are subject to a substantial risk of forfeiture, such as the Corporation's right to repurchase those shares at the original exercise price upon your termination of service prior to vesting in such shares, then you will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Corporation's repurchase rights lapse, an amount equal to the excess of (i) the fair market value of the shares on the date such shares vest over (ii) the exercise price paid for the shares.

    If you purchase shares subject to such a substantial risk of forfeiture, you may elect under Code Section 83(b) to recognize income at the time of exercise (see the question below concerning the effect of making an 83(b) election). If such election is made, you will not recognize any additional income with respect to your shares until such shares are sold or otherwise transferred in a taxable transaction.

  T17.  What if I am a Section 16 Insider at the time I exercise my Non-Statutory Option?

    Vested shares which you acquire as a Section 16 Insider upon the exercise of a Non-Statutory Option will also be treated as subject to a substantial risk of forfeiture if such exercise occurs within six (6) months after the option grant date. In such event, the forfeiture period will not lapse until the end of the six (6)-month period measured from the grant date, and there will be no taxable income recognized at the time of exercise, unless you make a Code Section 83(b) election to be taxed at that time. Without such a Section 83(b) election, taxation will be deferred until the end of the six (6)-month period measured from the option grant date, and you will accordingly recognize ordinary income in an amount equal to the excess of (i) the fair market value of the acquired shares of Common Stock at the end of that six (6)-month period over (ii) the exercise price paid for such shares.

    If the Non-Statutory Option remains outstanding for at least six (6) months prior to exercise, then the acquisition of vested shares under that option will be an exempt transaction for short-swing liability purposes, and such shares will not be treated as subject to a substantial risk of forfeiture for Federal income tax purposes. Accordingly, you will recognize ordinary income upon such exercise in an amount equal to the excess of (i) the fair market value of the vested shares on the exercise date over (ii) the exercise price paid for such shares.

  T18.  What is the effect of making a Section 83(b) election?

    If you purchase shares subject to the Corporation's repurchase right or other substantial risk of forfeiture, you may elect under Code Section 83(b) to include as ordinary income in the year of exercise an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for the shares. The fair market value of the purchased shares will be determined as if the shares were not subject to the Corporation's repurchase right or other risk of forfeiture. If you make the Section 83(b) election, you will not recognize any additional income when the Corporation's repurchase right or other forfeiture risk subsequently lapses.

    The Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days following the date the option is exercised, and any ordinary income resulting from such election will be subject to applicable tax withholding requirements.

    T19. Will I recognize additional income when I sell shares acquired under a Non-Statutory Option?

    Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value.

    The holding period normally starts at the time the Non-Statutory Option is exercised. If you purchase shares subject to the Corporation's repurchase right or other substantial risk of forfeiture, the capital gain holding period will start either (i) at the time the shares may first be sold free of such repurchase right or forfeiture risk, if no Section 83(b) election is made at the time of exercise of the option, or (ii) at the time the option is exercised if you file the Section 83(b) election within thirty (30) days after the exercise date.

    T20. What are the consequences of paying the exercise price of a Non-Statutory Option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?

    You will not recognize any taxable income to the extent the shares of Common Stock received upon the exercise of the Non-Statutory Option equal in number the shares of Common Stock delivered in payment of the exercise price. For Federal income tax purposes, these newly-acquired shares will have the same basis and capital gain holding period as the delivered shares. To the extent the delivered shares were acquired under an Incentive Option, the new shares received upon the exercise of the Non-Statutory Option will continue to be subject to taxation as Incentive Option shares in accordance with the Incentive Option principles discussed above.

    The additional shares of Common Stock received upon the exercise of the Non-Statutory Option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value and a capital gain holding period measured (in general) from the exercise date. However, if the shares purchased under the Non-Statutory Option are subject to the Corporation's repurchase right or other substantial risk of forfeiture, then the recognition and measurement of ordinary income and the commencement of the capital gain holding period will be deferred until the time the repurchase right or other forfeiture risk lapses, unless you make a Section 83(b) election to be taxed at the time of exercise.

    T21. What are the Federal tax consequences to the Corporation?

    The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of the Non-Statutory Option. The deduction will, in general, be allowed for the taxable year of the Corporation in which you recognize such ordinary income. However, if the deduction is attributable to a Non-Statutory Option exercised for shares subject to the Corporation's repurchase right or other substantial risk of forfeiture, then in the absence of your Section 83(b) election, the deduction will not be allowed until the taxable year of the Corporation which includes the last day of the calendar year in which you recognize the ordinary income with respect to the shares acquired under your Non-Statutory Option.

STOCK APPRECIATION RIGHTS

    T22. Will the exercise of a stock appreciation right result in Federal income tax liability to me?

    Yes. Upon the exercise of a stock appreciation right for a distribution from the Corporation, you will, in general, recognize ordinary income in an amount equal to that distribution.

    T23. What are the Federal tax consequences to the Corporation?

    The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the appreciation distribution. The deduction will, in general, be allowed for the taxable year of the Corporation in which you recognize such ordinary income is recognized by the optionee.

STOCK ISSUANCES

    T24. Will the issuance of vested shares result in Federal income tax liability to me?

    Vested shares of Common Stock which you acquire as a Section 16 Insider under the Stock Issuance Program will be treated as subject to a substantial risk of forfeiture for six (6) months after the date of the acquisition and there will be no taxable income recognized at the time of the acquisition unless you make a Section 83(b) election to be taxed at that time (see the question below concerning the effect of making an 83(b) election). Without such a Section 83(b) election, taxation will be deferred for six (6) months from the issue date, and you will, at the end of such deferral period, recognized ordinary income in an amount equal to the excess of (i) the then fair market value of the issued shares over (ii) the purchase price (if any) paid for such shares.

    T25. Will the issuance of unvested shares result in Federal income tax liability to me?

    If you are issued unvested shares of Common Stock subject to the Corporation's reacquisition rights and do not make a Section 83(b) election at the time of such issuance, you will not recognize any taxable income with respect to those unvested shares at the time of acquisition. However, you will subsequently recognize ordinary income as and when the Corporation's reacquisition rights lapse with respect to the shares in an amount equal to the excess of (i) the fair market value of the shares on the date the Corporation's reacquisition rights lapse with respect to those shares over (ii) the purchase price (if any) paid for the shares.

    You may elect under Code Section 83(b) to recognize income at the time the unvested shares are issued to you (see the question below concerning the effect of making an 83(b) election). If such election is made, you will not recognize any additional income with respect to your unvested shares until such shares are sold or otherwise transferred in a taxable transaction.

    T26. What is the effect of making a Section 83(b) election?

    If you are issued shares subject to the Corporation's reacquisition right or other substantial risk of forfeiture, you may elect under Code Section 83(b) to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of the issued shares on the issue date over (ii) the purchase price (if any) paid for the shares. The fair market value of the issued shares will be determined as if the shares were not subject to the Corporation's reacquisition right or other forfeiture risk of forfeiture. If you make the Section 83(b) election, you will not recognize any additional income when the Corporation's reacquisition right or other forfeiture risk subsequently lapses.

    The Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days following the date the shares are issued, and any ordinary income resulting from such election will be subject to applicable tax withholding requirements.

    T27. Will I recognize additional income when I sell shares acquired under the Stock Issuance Program?

    Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their issuance. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value.

    For vested shares issued under the Stock Issuance Program to you as a Section 16 Insider, the capital gain holding period will generally start six (6) months after the date of issuance, unless you file a Section 83(b) election to be taxed on the shares at the time of issuance. The capital gain holding period for unvested shares issued under the Stock Issuance Program will start either (i) at the time the Corporation's reacquisition rights with respect to the shares lapse, if no Section 83(b) election is filed at the time of issuance, or (ii) at the time of issuance, if you file the Section 83(b) election within thirty (30) days after the issue date.

    T28. What are the Federal tax consequences to the Corporation?

    The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the acquisition of Common Stock under the Stock Issuance Program. The deduction will normally be allowed for the taxable year in which such issuance occurs. However, in the absence of your Section 83(b) election, the deduction for share issuances subject to the Corporation's reacquisition rights or other substantial risk of forfeiture will not be allowed until the taxable year of the Corporation which includes the last day of the calendar year in which you recognize ordinary income with respect to the issued shares.

FEDERAL TAX RATES

    T29. What are the applicable Federal tax rates?

    Ordinary income is subject to a maximum Federal tax rate of 39.6% on taxable income in excess of $297,300 ($148,650 for a married taxpayer filing a separate return). The applicable $297,300 or $148,650 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2001. Certain limitations are imposed upon a taxpayer's itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 39.6%. Capital gains are taxed at a maximum rate of 20%.

    For the tax year ending December 31, 2001, itemized deductions are reduced by 3% of the amount by which the taxpayer's adjusted gross income for the year exceeds $132,950 ($66,475 for a married taxpayer filing a separate return). The reduction may not, however, exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $132,950 or $66,475 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2001.

    In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,900 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer's adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds are $199,450 for married taxpayers filing joint returns, $132,950 for single taxpayers and $99,725 for married taxpayers filing separate returns. The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 2001.

ALTERNATIVE MINIMUM TAX

    T30. What is the alternative minimum tax?

    The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year. The first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%. The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular Federal income tax for the year (computed without regard to certain credits and special taxes).

    T31. How is the alternative minimum taxable income calculated?

    Your alternative minimum taxable income is based upon your regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and (ii) disallow or limit certain deductions otherwise allowable for regular tax purposes. The spread on an Incentive Option (the excess of the fair market value of the purchased shares at the time of exercise over the exercise price paid for those shares) included in your alternative minimum taxable income at the time of exercise, whether or not the shares are subsequently made the subject of a disqualifying disposition.

    T32. What is the allowable exemption amount?

    The allowable exemption amount is $45,000 for a married taxpayer filing a joint return, $33,750 for an unmarried taxpayer and $22,500 for a married taxpayer filing a separate return. The allowable exemption amount is, however, to be reduced by $0.25 for each $1.00 by which the individual's alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

    T33. When is the spread on shares acquired under an Incentive Option that are subject to a substantial risk of forfeiture includible in alternative minimum taxable income?

    Should the shares purchased under an Incentive Option be subject to a substantial risk of forfeiture (such as the Corporation's repurchase rights applicable to unvested shares), then the optionee's alternative minimum taxable income attributable to the exercised Incentive Option will be measured at the time the risk of forfeiture lapses and will be equal to the excess of the fair market value of the shares at that time over the exercise price paid for the shares. Alternatively, the optionee may file a Section 83(b) election within 30 days after the exercise of the Incentive Option in an effort to limit the amount of such alternative minimum taxable income to the spread between the fair market value of the purchased shares at the time of exercise and the exercise price paid for such shares.

    T34. Are there any special implications if I am a Section 16 Insider at the time of exercise?

    Vested shares acquired by a Section 16 Insider upon the exercise of an Incentive Option will be treated as subject to a substantial risk of forfeiture for alternative minimum tax purposes only if such exercise occurs within six (6) months after the date of the option grant. In that event, no alternative minimum taxable income will be recognized at the time of exercise, unless the Section 16 Insider makes an election under Section 83(b) of the Code to recognize such income at that time. Without such a Section 83(b) election, the recognition of alternative minimum taxable income will be deferred until the end of the six (6)-month period measured from the grant date of the option, and the Section 16 Insider would accordingly recognize alternative minimum taxable income in an amount equal to the excess of (i) the fair market value of the acquired shares of Common Stock at the end of that six (6)-month period over (ii) the exercise price paid for such shares.

    If the Incentive Option remains outstanding for at least six (6) months prior to exercise, then the acquisition of vested shares under that option will be an exempt transaction for short-swing liability purposes, and such shares will not be subject to a substantial risk of forfeiture for alternative minimum tax purposes. Accordingly, the Section 16 Insider will recognize alternative minimum taxable income upon such exercise in an amount equal to the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for such shares.

    T35. How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?

    If alternative minimum taxes are paid for one or more taxable years, a portion of those taxes (subject to certain adjustments and reductions) will be applied as a partial credit against your regular tax liability (but not alternative minimum tax liability) for subsequent taxable years.

    Upon the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, your basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the option spread previously included in your alternative minimum taxable income.

REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE

    Polycom, Inc. is a Delaware corporation which maintains its principal executive offices at 1565 Barber Lane, Milpitas, California 95035. The telephone number at the executive offices is (408) 526-9000. You may contact the Corporation at this address or telephone number for further information concerning the Plan and its administration.

    A copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Discretionary Option Grant Program, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary of the Corporation at its principal executive offices or upon telephoning the Corporation at its principal executive offices. In addition, any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

  (a)
  The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 12, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (b)
  The Corporation's Current Report on Form 8-K filed with the Commission on January 30, 2001 pursuant to Section 13 of the Exchange Act;

  (c)
  The Corporation's Current Report on Form 8-K filed with the Commission on March 12, 2001 pursuant to Section 13 of the Exchange Act;

  (d)
  The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2001 filed with the Commission on May 16, 2001 pursuant to Section 13 of the Exchange Act;

  (e)
  The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description; and

  (f)
  The information contained in the Corporation's Registration Statements on Form S-8 (File Nos. 333-43059, 333-45351, 333-86681, 333-93419 and 333-46816) filed on or about December 23, 1997, January 30, 1998, September 7, 1999, December 22, 1999 and September 28, 2000 respectively.

    In addition, all documents subsequently filed with the Commission by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under the Registration Statements pursuant to which this Prospectus is issued, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

EMPLOYEES & CONSULTANTS

POLYCOM, INC.

1996 STOCK INCENTIVE PLAN

DISCRETIONARY OPTION GRANT PROGRAM

PLAN SUMMARY AND PROSPECTUS

The date of this Prospectus is May 17, 2001

i

28.	What happens to my options if there is a change in control of the Corporation?	8
DISPOSITION OF OPTION SHARES		9
29.	When can I sell my shares?	9
MISCELLANEOUS		9
30.	Do I have the right to remain employed until my options under the Discretionary Option Grant Program become exercisable?	9
31.	Are there any circumstances which would cause me to lose my rights with respect to an option or a stock issuance?	9
32.	Does the Plan restrict the authority of the Corporation to grant or assume options outside of the Plan?	9
33.	Does the grant of an option or the issuance of shares under the Plan affect my eligibility to participate in other plans of the Corporation?	9
34.	What is a parent corporation?	9
35.	What is a subsidiary corporation?	9
36.	Is the Plan subject to ERISA?	9
QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES		10
INCENTIVE OPTIONS		10
T1.	Will the grant of an Incentive Option result in Federal income tax liability to me?	10
T2.	Will the exercise of an Incentive Option result in Federal income tax liability to me?	10
T3.	When will I be subject to Federal income tax on shares acquired under an Incentive Option?	10
T4.	What constitutes a disposition of Incentive Option shares?	10
T5.	How is my Federal income tax liability determined when I sell my shares?	10
T6.	What if I make a qualifying disposition?	10
T7.	What are the normal tax rules for a disqualifying disposition?	11
T8.	What are the Federal tax consequences to the Corporation?	11
T9.	What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock acquired upon the exercise of an earlier-granted Incentive Option if the delivery of the shares results in a disqualifying disposition?	12
T10.	What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock (i) acquired under an Incentive Option and held for the requisite holding periods, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases?	12
T11.	What are the consequences of a subsequent disposition of shares purchased under an Incentive Option with shares of Common Stock?	12
NON-STATUTORY OPTIONS		12
T12	Will the grant of a Non-Statutory Option result in Federal income tax liability to me?	12
T13.	Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?	13
T14.	Will I recognize additional income when I sell shares acquired under a Non-Statutory Option?	13

ii

T15.	What are the consequences of paying the exercise price of a Non-Statutory Option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?	13
T16.	What are the Federal tax consequences to the Corporation?	13
FEDERAL TAX RATES		13
T17.	What are the applicable Federal tax rates?	13
ALTERNATIVE MINIMUM TAX		14
T18.	What is the alternative minimum tax?	14
T19.	How is the alternative minimum taxable income calculated?	14
T20.	What is the allowable exemption amount?	14
T21.	How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?	14
REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE		15

iii

THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

INFORMATION ON THE
1996 STOCK INCENTIVE PLAN
DISCRETIONARY OPTION GRANT PROGRAM

    Polycom, Inc., a Delaware corporation (the "Corporation"), is offering shares of its common stock (the "Common Stock") to eligible individuals in the Corporation's service pursuant to option grants and direct stock issuances under the Polycom, Inc. 1996 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to offer the Corporation's employees, the non-employee members of the Board of Directors (the "Board"), and consultants and other independent advisors who provide services to the Corporation the opportunity to acquire an ownership interest in the Corporation as an incentive for such persons to continue in the Corporation's service. Unless the context indicates otherwise, all references to the Corporation in this Plan Summary and Prospectus include Polycom, Inc. and its parent and subsidiary corporations, whether now existing or subsequently established.

QUESTIONS AND ANSWERS ABOUT THE PLAN

    This Plan Summary and Prospectus sets forth in question and answer format the principal terms of the option grants which may be made from time to time under the Discretionary Option Grant Program in effect under the Plan to individuals who are not officers or directors of the Corporation subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934.

GENERAL PLAN PROVISIONS

  1.
  What is the basic structure of the Discretionary Option Grant Program?

    The Discretionary Option Grant Program is one of three equity programs in effect under the Plan. Under the Discretionary Option Grant Program, eligible individuals will be granted options which will provide them with the right to purchase shares of Common Stock at a fixed price per share over their period of employment with the Corporation.

  2.
  When did the Plan become effective?

    The Plan was adopted by the Board on March 5, 1996 as the successor to the Corporation's existing 1991 Stock Option Plan (the "Predecessor Plan") and subsequently approved by the Corporation's stockholders. The Plan became effective upon its adoption by the Board (the "Effective Date").

  3.
  Who administers the Plan?

    The Plan is administered by the Primary Committee of the Board. Such committee is comprised of two (2) or more non-employee Board members appointed by the Board, and each member will serve for so long as the Board deems appropriate and may be removed by the Board at any time. The Primary Committee in its capacity as administrator of the Plan will be referred to in this document as the "Plan Administrator."

    The Plan Administrator will have full authority to determine the persons who are to be granted options under the Discretionary Option Grant Program, the time or times when such option grants are to be made, the number of shares to be subject to each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule applicable to the option shares and the maximum period for which the option is to remain outstanding.

  4.
  Who is eligible to participate in the Discretionary Option Grant Program?

    Employees, non-employee members of the Board (other than those serving as members of the Plan Administrator), consultants and other independent advisors are eligible to participate in the

Discretionary Option Grant Program. However, the actual persons to whom option grants are to be made under such program will be determined by the Plan Administrator in its sole discretion.

  5.
  How many shares of Common Stock may be issued under the Plan?

    The maximum number of shares of Common Stock issuable over the term of the Plan may not exceed 17,250,000 shares, subject to adjustment for certain changes in the Corporation's capital structure.

    Should one or more outstanding options under the Plan expire or terminate for any reason prior to exercise in full, the shares of Common Stock subject to the portion of each such option not so exercised will be available for subsequent issuance under the Plan. However, all share issuances under the Plan will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan.

    In no event may any one individual participating in the Plan receive options, separately exercisable stock appreciation rights and direct share issuances for more than 600,000 shares of Common Stock per calendar year beginning with the 1996 calendar year. Except for such restriction and certain restrictions in connection with incentive stock option grants (see the "Incentive Options" section below), there are no limitations on the number of shares of Common Stock for which an eligible individual may be granted options under the Discretionary Option Grant Program.

    The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

  6.
  What happens if there is a change in the Corporation's capital structure?

    In the event of a Recapitalization, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Plan (on both an aggregate and per participant basis), (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances each calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

    For purposes of the Plan, a Recapitalization is any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration.

  7.
  Can the Plan be amended or terminated?

    Yes. The Board has exclusive authority to amend or modify the Plan in any and all respects. However, no amendment or modification may, without the holder's consent, adversely affect such individual's rights and obligations under his or her outstanding options, stock appreciation rights or direct stock issuances under the Plan. In addition, certain amendments to the Plan may require approval of the Corporation's stockholders.

    The Plan will terminate upon the earliest of (i) December 31, 2005, (ii) the date on which all shares available for issuance under the Plan have been issued or (iii) the termination of all outstanding options in connection with a Corporate Transaction (see the "Early Termination of Options" section below). Upon such Plan termination, all outstanding options under the Discretionary Option Grant Program will continue to have force and effect in accordance with the provisions of the agreements evidencing those options.

2

GRANT OF OPTIONS

  8.
  How are options granted under the Discretionary Option Grant Program?

    The Plan Administrator will have complete discretion to determine when and to whom options will be granted and all the terms of each such option. Each option grant will be evidenced by one or more documents (collectively, the "Option Agreement") executed by the Corporation and the optionee.

  9.
  What type of options may be granted under the Discretionary Option Grant Program?

    The Plan Administrator may grant incentive stock options ("Incentive Options") designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not satisfy such requirements ("Non-Statutory Options"). For a discussion of the difference in tax treatment under the Code between Incentive Options and Non-Statutory Options, see the "Questions and Answers on Federal Tax Consequences" section below.

  10.
  How is the exercise price determined?

    The exercise price of an option will be determined by the Plan Administrator. However, the exercise price of an option cannot be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date.

  11.
  How is the fair market value of the Common Stock determined?

    The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date as reported on the Nasdaq National Market. If the Common Stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists. Stock prices are reported daily in most major newspapers.

  12.
  Can the Corporation cancel my option and grant me a new option?

    Yes. The Plan Administrator has the authority to cancel outstanding options and to issue new options in replacement, but the Corporation's stockholders must vote to approve any such cancellation/regrant program, with the sole exception of an option exchange program to be commenced as soon as practicable after May 17, 2001, whereby the holders of options representing up to 6,500,000 shares of Common Stock will be offered the opportunity to elect to cancel certain existing options in exchange for the grant of replacement options to purchase 0.85 shares of Common Stock for each share under the cancelled options. Additionally, your consent will be required in connection with your participation in any such cancellation/regrant program. The new options can cover the same or a different number of shares of Common Stock and will have an exercise price per share based upon the fair market value of the Common Stock on the new grant date. In addition, any new options may have a vesting schedule based on the new grant date, without any credit provided for the period the cancelled options were outstanding.

  13.
  Can I assign or transfer my option?

    No. Your option generally cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death. However, unless you are employed by a European subsidiary of the Corporation, a Non-Statutory Option may, in connection with the optionee's estate plan, be assigned in whole or in part to one or more members of the optionee's immediate family, to a trust established exclusively for one or more such family members, or pursuant to a court order issued in connection with marital dissolution or separation proceedings. Non-Statutory Options granted to employees of the Corporation's European subsidiaries are not transferable, unless otherwise provided in the optionee's Option Agreement.

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  14.
  When do I acquire the rights of a stockholder?

    You will not have any stockholder rights with respect to the option shares. You will not acquire stockholder rights until you exercise the option, pay the exercise price and become a holder of record of the purchased shares.

EXERCISE OF OPTIONS

  15.
  When may I exercise my option?

    Your option will become exercisable in a series of installments over the period that you remain in the Corporation's service. The exercise schedule applicable to your option will be determined by the Plan Administrator at the time of grant and will be set forth in the Option Agreement. You may exercise your option at any time for the shares for which your option is exercisable, provided you do so before the option terminates.

  16.
  When will my option terminate?

    No option granted under the Discretionary Option Grant Program on or after May 17, 2001 may have a term in excess of seven (7) years. Options granted under the Discretionary Option Grant Program prior to May 17, 2001 may not have a term in excess of ten (10) years. The actual expiration date of your option will be set forth in the Option Agreement. Your option may, however, terminate prior to its designated expiration date in the event of your termination of service or upon the occurrence of certain other events. See the "Early Termination of Options" section below.

  17.
  How do I exercise my option?

    To exercise your option, you must provide the Corporation with written notice of the exercise in which you indicate the number of shares to be purchased under your option. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than yourself) has the right to effect such exercise. You will be required to satisfy all applicable income and employment tax withholding requirements at that time. For information about such tax withholding, see the "Questions and Answers on Federal Tax Consequences" section below.

  18.
  How do I pay the exercise price?

    The exercise price may be paid in cash or check payable to the Corporation or in shares of Common Stock. Any such shares will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes (generally a six (6)-month period).

    Cashless exercises are also permitted to purchase shares of Common Stock. To use this procedure, you must provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the shares of Common Stock purchased under your option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, you must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

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INCENTIVE OPTIONS

    This section applies only to Incentive Options. Non-Statutory Options are not subject to these provisions.

  19.
  Who is eligible to receive an Incentive Option?

    Incentive Options may only be granted to individuals who are employees of the Corporation.

  20.
  Is there a limitation on the number of shares for which an Incentive Option may become exercisable in any one calendar year?

    Yes. The aggregate fair market value of the shares of Common Stock (determined at the date of grant) for which an option may for the first time become exercisable in any calendar year as an Incentive Option under the Federal tax laws may not exceed $100,000. To the extent you hold two (2) or more Incentive Options which become exercisable for the first time in the same calendar year, the $100,000 limitation will be applied on the basis of the order in which those options were granted. Options which do not qualify for Incentive Option treatment under the Federal tax laws by reason of this dollar limitation may nevertheless be exercised as Non-Statutory Options in the calendar year in which they become exercisable for the excess number of shares.

    Example:  On December 3, 2001, Sam Smith is granted an Incentive Option to purchase 4,000 shares of Common Stock at an exercise price of $15.00 per share, the fair market value of the Common Stock on that date. The option first becomes exercisable for 100% of the shares on December 3, 2003, when the fair market value of the Common Stock is assumed to be $25.00 per share. On November 25, 2002, Sam is granted a second Incentive Option to purchase 7,000 shares of Common Stock at an exercise price of $20.00 per share, the fair market value of the Common Stock on that date. This option becomes exercisable in 2 equal annual installments beginning on November 25, 2003, when the fair market value of the Common Stock is assumed to be $25.00 per share.

    The aggregate fair market value of the 4,000 shares of Common Stock on the grant date under the first option is $60,000. The aggregate fair market value of the 7,000 shares under the second option is $140,000 on the grant date. Accordingly, in 2003, Common Stock valued at $60,000 for Incentive Option purposes first becomes purchasable under the 2001 option (100% of the option shares) and Common Stock valued at $70,000 first becomes purchasable under the 2002 option (50% of the option shares). 1,500 of the shares purchasable under the 2002 option will not qualify for favorable tax treatment as Incentive Options because the aggregate value (as measured as of the grant date) of the shares of Common Stock for which the two options first become exercisable in the 2003 calendar year exceeds $100,000 ($60,000 + $70,000 = $130,000). The 1,500 shares which do not qualify for Incentive Option treatment under the 2002 option may be exercised as Non-Statutory Options.

  21.
  Can an Incentive Option lose its qualified status?

    Yes. An option granted as an Incentive Option will generally be taxed as a Non-Statutory Option if exercised more than three (3) months after you terminate employee status. Certain amendments or modifications to an outstanding option may also cause the loss of Incentive Option status, but no such amendment or modification may be made without your consent.

  22.
  What limitations apply to Incentive Options granted to a 10% stockholder?

    If an Incentive Option is granted to an individual who is at the time the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation, then the exercise price per share cannot be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the grant date, and the option term may not exceed five (5) years from the grant date.

5

EARLY TERMINATION OF OPTIONS

  23.
  What happens to my options if my service terminates?

    After your termination of service, you will have a limited period of time in which to exercise your outstanding options for any shares of Common Stock for which those options are exercisable on the date your service terminates. The length of this period will be set forth in your Option Agreement and will generally not exceed three (3) months. However, you must in all events exercise your option before the specified expiration of the option term. Each option will, immediately upon your termination of service, terminate and cease to be outstanding to the extent it is not at that time exercisable for one or more option shares.

    Unless your Option Agreement specifically provides otherwise, you will be deemed to continue in service for so long as you render services on a periodic basis to the Corporation, whether as (i) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (ii) a non-employee member of the Board or (iii) a consultant or independent advisor.

    The Plan Administrator has the discretion to extend the period during which you may exercise one or more of your options following your termination of service and/or to permit such options to be exercised not only with respect to the number of shares of Common Stock for which your options are exercisable but also with respect to one or more additional installments for which your options would have become exercisable had you continued in service. You will be notified in writing in the event the Plan Administrator decides to provide you with any of these additional benefits.

  24.
  What happens to my options if I am discharged from service for Misconduct?

    Should you be discharged from service for Misconduct, all of your outstanding options will immediately terminate. For purposes of the Plan, Misconduct includes (i) any act of fraud, embezzlement or dishonesty, (ii) any unauthorized use or disclosure of confidential information or trade secrets or the Corporation or (iii) any other intentional misconduct adversely affecting the business or affairs of the Corporation in a material manner. However, the foregoing list is not inclusive of all the acts or omissions which may be considered as grounds for dismissal or discharge of any individual in the Corporation's service.

  25.
  What happens to my options if I die or become disabled?

    If you die while any of your options are outstanding, the personal representative of your estate or the person or persons to whom the options are transferred by the provisions of your will or the laws of inheritance following your death may exercise each of those options for any or all shares of Common Stock for which the option was exercisable on the date your service with the Corporation terminated, less any shares you may have subsequently purchased prior to your death. The right to exercise each such option will lapse upon the earlier of (i) the expiration of the option term or (ii) the first anniversary of the date of your death.

    If you terminate your service with the Corporation because you become permanently disabled, you will normally have a period of twelve (12) months from such termination date during which to exercise your options for any or all of the shares of Common Stock for which those options were exercisable at the time of such termination. In no event, however, may you exercise any option after the expiration of the option term. For purposes of the Plan, you will be deemed to be permanently disabled if you are unable to perform any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more.

6

  26.
  What happens to my options if the Corporation is acquired or merged?

    In the event of a Corporate Transaction, all options outstanding under the Discretionary Option Grant Program will automatically accelerate so that each such option will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares. However, an outstanding option will not so accelerate, if and to the extent: (i) the option is assumed by the successor corporation (or its parent corporation) or replaced with a comparable option to purchase shares of the successor corporation (or its parent corporation), (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the option spread existing on the unvested shares subject to the option at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option.

    All outstanding options under the Plan will, to the extent not assumed by the successor corporation (or its parent corporation), terminate and cease to be outstanding immediately following the completion of the Corporate Transaction.

    Any Incentive Options accelerated upon the Corporate Transaction will remain exercisable as Incentive Options under the Federal tax laws only to the extent the applicable $100,000 limitation is not exceeded. If such limitation is exceeded, the option will be exercisable for the excess number of shares as a Non-Statutory Option.

    A Corporate Transaction will be deemed to occur upon (i) a merger in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation in liquidation or dissolution of the Corporation.

  27.
  What happens to my options that are assumed upon a Corporate Transaction?

    Each option under the Discretionary Option Grant Program which is assumed by the successor corporation (or its parent corporation) will, immediately after the Corporate Transaction, be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee in consummation of the Corporate Transaction had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same, and to the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

    The Plan Administrator may grant options which accelerate upon the occurrence of a Corporate Transaction in which the options are assumed.

    The Plan Administrator also has the discretion to provide for the automatic acceleration of any outstanding option which is assumed or replaced in the Corporate Transaction and does not otherwise accelerate at that time in the event the optionee's service terminates through an Involuntary Termination effected within a designated period (not to exceed twelve (12) months) following the effective date of such Corporate Transaction. Any option so accelerated will remain exercisable until the earlier of (i) the expiration of the option term or (ii) the end of the one (1)-year period measured from the date of the Involuntary Termination.

    An Involuntary Termination will be deemed to occur upon (i) the optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct or (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces

7

his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the optionee's consent.

  28.
  What happens to my options if there is a change in control of the Corporation?

    The Plan Administrator may provide for the automatic acceleration of one or more outstanding options under the Plan upon the termination of the optionee's service through an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of a Change in Control or a Corporate Transaction in which the options are assumed or substituted and do not otherwise accelerate, so that each such option will become fully exercisable with respect to the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares until the earlier of the expiration of the option term or the expiration of the one-year period measured from the effective date of the Involuntary Termination. You will be notified in writing should the Plan Administrator provide for acceleration of your option in connection with a Change in Control or your subsequent Involuntary Termination.

    Any option so accelerated will remain exercisable until such option expires or terminates. However, any Incentive Option accelerated upon the Change in Control will remain exercisable as an Incentive Option under the Federal tax laws only to the extent the applicable $100,000 dollar limitation is not exceeded. If such limitation is exceeded, the option will be exercisable for the excess number of shares as a Non-Statutory Option.

    A Change in Control will be deemed to occur in the event (i) any person (or related group of persons) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders or (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

8

DISPOSITION OF OPTION SHARES

    29.  When can I sell my shares?

    You may sell your shares of Common Stock at any time, provided you are not an officer or director of the Corporation subject to the short-swing profit limitations of Federal securities laws.

MISCELLANEOUS

    30.  Do I have the right to remain employed until my options under the Discretionary Option Grant Program become exercisable?

    No. Nothing in the Plan or in any option grant under the Discretionary Option Grant Program is intended to provide any person with the right to remain in the Corporation's service for any specific period, and both you and the Corporation will each have the right to terminate your service at any time and for any reason, with or without cause.

    31.  Are there any circumstances which would cause me to lose my rights with respect to an option or a stock issuance?

    Yes. The grant of options under the Discretionary Option Grant Program and the issuance of Common Stock under those options are subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from granting options or from issuing shares of Common Stock under the Discretionary Option Grant Program in the event one or more required approvals or permits were not obtained.

    32.  Does the Plan restrict the authority of the Corporation to grant or assume options outside of the Plan?

    No. The Plan does not limit the authority of the Corporation to grant options outside of the Plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, corporation or other business entity.

    33.  Does the grant of an option or the issuance of shares under the Plan affect my eligibility to participate in other plans of the Corporation?

    No. Option grants made under the Discretionary Option Grant Program do not in any way affect, limit or restrict your eligibility to participate in any other stock plan or other compensation or benefit plan or program maintained by the Corporation.

    34.  What is a parent corporation?

    A corporation is a parent corporation if such corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities.

    35.  What is a subsidiary corporation?

    A corporation is a subsidiary corporation if the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the outstanding securities of that corporation.

    36.  Is the Plan subject to ERISA?

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

9

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

    The following is a general description of the Federal income tax consequences of option grants and stock issuances under the Plan. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Plan.

    The tax consequences of Incentive Options and Non-Statutory Options differ as described below.

INCENTIVE OPTIONS

    T1. Will the grant of an Incentive Option result in Federal income tax liability to me?

    No.

    T2. Will the exercise of an Incentive Option result in Federal income tax liability to me?

    No. You will not recognize taxable income at the time the Incentive Option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price paid for those shares will constitute an adjustment to your income for purposes of the alternative minimum tax (see the "Alternative Minimum Tax" section below). On or before January 31 of the calendar year following the calendar year in which you exercise your Incentive Option, you will receive an information statement from the Corporation indicating, among other items, the number of shares of Common Stock you purchased in connection with such exercise, the market price of the Common Stock on the exercise date and the price you paid for the purchased shares.

    T3. When will I be subject to Federal income tax on shares acquired under an Incentive Option?

    Generally, you will recognize income in the year in which you make a disposition of the shares purchased under your Incentive Option.

    T4. What constitutes a disposition of Incentive Option shares?

    A disposition of shares purchased under an Incentive Option will occur in the event you transfer legal title to those shares, whether by sale, exchange or gift, or you deliver such shares in payment of the exercise price of any other Incentive Option you hold. However, a disposition will not occur if you engage in any of the following transactions: a transfer to your spouse, a transfer into joint ownership with right of survivorship provided you remain one of the joint owners, a pledge of the shares as collateral for a loan, a transfer by bequest or inheritance upon your death or certain tax-free exchanges of the shares permitted under the Code.

    T5. How is my Federal income tax liability determined when I sell my shares?

    Your Federal income tax liability will depend upon whether you make a qualifying or disqualifying disposition of the shares purchased under your Incentive Option. A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two (2) years after the date the Incentive Option was granted and more than one (1) year after the date the option was exercised for the particular shares involved in the disposition. A disqualifying disposition is any sale or other disposition made before both of these minimum holding periods are satisfied.

    T6. What if I make a qualifying disposition?

    You will recognize a capital gain equal to the excess of (i) the amount realized upon the sale or disposition over (ii) the exercise price paid for the shares. You will recognize a capital loss if the amount realized is lower than the exercise price paid for the shares.

      Example: On October 1, 2001, you are granted an Incentive Option for 1,000 shares with an exercise price of $15.00 per share. On November 1, 2002, you exercise this option when the market

10

  price is $25.00 per share. The purchased shares are held until December 1, 2003, when you sell them for $30.00 per share.

      Because the disposition of the shares is made more than two (2) years after the grant date of the 2001 Incentive Option and more than one (1) year after the option was exercised for the shares sold on December 1, 2003, the sale represents a qualifying disposition of such shares, and for Federal income tax purposes, you will recognize a capital gain of $15.00 per share.

    T7. What are the normal tax rules for a disqualifying disposition?

    The following information is based on Federal tax laws as of this Prospectus date. Please see your personal tax advisor for the current status of the tax law. Normally, when you make a disqualifying disposition of shares purchased under an Incentive Option, you will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm's length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which (i) the amount realized upon the disposition of the shares or (ii) their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of your disqualifying disposition income will be reported by the Corporation on your W-2 wage statement for the year of disposition, and any applicable withholding taxes which arise in connection with the disqualifying disposition will be deducted from your wages or otherwise collected from you.

    Any additional gain recognized upon the disqualifying disposition will be capital gain:

      Example: On October 1, 2001, you are granted an Incentive Option for 1,000 shares with an exercise price of $15.00 per share. On November 1, 2002, this option is exercised when the market price is $25.00 per share. The purchased shares are held until March 1, 2003, when they are sold for $30.00 per share.

      Because the disposition of the shares is made less than two (2) years from the date of grant and less than one (1) year after the exercise date of the 2001 Incentive Option, the sale represents a disqualifying disposition of the shares, and for Federal income tax purposes, the gain upon the sale will be divided into two (2) components:

        Ordinary Income: You will recognize ordinary income in the amount of $10.00 per share, the excess of the $25.00 per share market price of the shares on the date the option was exercised over the $15.00 per share exercise price.

        Capital Gain: You will also recognize a capital gain of $5.00 per share with respect to each share sold.

    In the event the shares purchased under an Incentive Option are sold in a disqualifying disposition for less than the exercise price paid for those shares, you will not recognize any income but will recognize a capital loss equal to the excess of (i) the exercise price paid for the shares over (ii) the amount realized upon the disposition of those shares. For example, if the shares in the above Example are sold for $13.00 per share in the disqualifying disposition, you would simply recognize a capital loss of $2.00 per share.

    T8. What are the Federal tax consequences to the Corporation?

    If you make a qualifying disposition of shares acquired upon the exercise of an Incentive Option, then no income tax deduction may be taken by the Corporation with respect to such shares. Should you make a disqualifying disposition of such shares, then the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the disposition.

11

The deduction will, in general, be allowed to the Corporation in the taxable year in which the disposition occurs.

    T9. What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock acquired upon the exercise of an earlier-granted Incentive Option if the delivery of the shares results in a disqualifying disposition?

    If the delivery of the shares acquired under an earlier granted Incentive Option results in a disqualifying disposition, then you will be subject to ordinary income taxation on the excess of (i) the fair market value of the delivered shares at the time of their original purchase over (ii) the exercise price paid for the delivered shares.

    The tax basis and capital gain holding periods for the shares of Common Stock purchased upon exercise of the Incentive Option will be determined as follows:

       (i) To the extent the purchased shares equal in number the delivered shares as to which there is a disqualifying disposition, the basis for the new shares will be equal to the fair market value of the delivered shares at the time they were originally purchased, and the capital gain holding period for these shares will include the period for which the delivered shares were held (measured from their original purchase date).

      (ii) To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured from the exercise date.

    T10. What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock (i) acquired under an Incentive Option and held for the requisite holding periods, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases?

    If the exercise price for the Incentive Option is paid with shares of Common Stock (i) acquired under an Incentive Option and held for the requisite minimum holding periods for a qualifying disposition, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases, you will not recognize any taxable income (other than as described in the "Alternative Minimum Tax" section below) with respect to the shares of Common Stock purchased upon exercise of the Incentive Option. To the extent the purchased shares equal in number the shares of Common Stock delivered in payment of the exercise price, the new shares will have the same basis and holding period for capital gain purposes as the delivered shares. To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured (in general) from the exercise date.

    T11. What are the consequences of a subsequent disposition of shares purchased under an Incentive Option with shares of Common Stock?

    If the Incentive Option is exercised with shares of Common Stock, then those shares purchased under the Incentive Option which have a zero basis will be treated as the first shares sold or otherwise transferred in a disqualifying disposition. Accordingly, upon such a disqualifying disposition, you will recognize ordinary income with respect to the zero basis shares in an amount equal to their fair market value on the date the option was exercised for those shares. Any additional gain will in most instances be taxed as short-term capital gain.

NON-STATUTORY OPTIONS

    T12. Will the grant of a Non-Statutory Option result in Federal income tax liability to me?

    No.

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    T13. Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?

    Normally, you will recognize ordinary income in the year in which the Non-Statutory Option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by the Corporation on your W-2 wage statement for the year of exercise (or on a Form 1099 if you are not an employee), and you will be required to satisfy the tax withholding requirements applicable to this income.

    T14. Will I recognize additional income when I sell shares acquired under a Non-Statutory Option?

    Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value.

    The holding period normally starts at the time the Non-Statutory Option is exercised.

    T15. What are the consequences of paying the exercise price of a Non-Statutory Option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?

    You will not recognize any taxable income to the extent the shares of Common Stock received upon the exercise of the Non-Statutory Option equal in number the shares of Common Stock delivered in payment of the exercise price. For Federal income tax purposes, these newly-acquired shares will have the same basis and capital gain holding period as the delivered shares. To the extent the delivered shares were acquired under an Incentive Option, the new shares received upon the exercise of the Non-Statutory Option will continue to be subject to taxation as Incentive Option shares in accordance with the Incentive Option principles discussed above.

    The additional shares of Common Stock received upon the exercise of the Non-Statutory Option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value and a capital gain holding period measured (in general) from the exercise date.

    T16. What are the Federal tax consequences to the Corporation?

    The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of the Non-Statutory Option. The deduction will, in general, be allowed for the taxable year of the Corporation in which you recognize such ordinary income.

FEDERAL TAX RATES

    T17. What are the applicable Federal tax rates?

    Ordinary income is subject to a maximum Federal tax rate of 39.6% on taxable income in excess of $297,300 ($148,650 for a married taxpayer filing a separate return). The applicable $297,300 or $148,650 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2001. Certain limitations are imposed upon a taxpayer's itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 39.6%. Capital gains are taxed at a maximum rate of 20%. These Federal tax rates are based upon the law as of the date of this Prospectus. Please see your personal tax advisor for the current status of the tax law.

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    For the tax year ending December 31, 2001, itemized deductions are reduced by 3% of the amount by which the taxpayer's adjusted gross income for the year exceeds $132,950 ($66,475 for a married taxpayer filing a separate return). The reduction may not, however, exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $132,950 or $66,475 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2001.

    In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,900 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer's adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds are $199,450 for married taxpayers filing joint returns, $132,950 for single taxpayers and $99,725 for married taxpayers filing separate returns. The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 2001.

ALTERNATIVE MINIMUM TAX

    T18. What is the alternative minimum tax?

    The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year. The first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%. The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular Federal income tax for the year (computed without regard to certain credits and special taxes).

    T19. How is the alternative minimum taxable income calculated?

    Your alternative minimum taxable income is based upon your regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and (ii) disallow or limit certain deductions otherwise allowable for regular tax purposes. The spread on an Incentive Option (the excess of the fair market value of the purchased shares at the time of exercise over the exercise price paid for those shares) will be included in your alternative minimum taxable income at the time of exercise, whether or not the shares are subsequently made the subject of a disqualifying disposition.

    T20. What is the allowable exemption amount?

    The allowable exemption amount is $45,000 for a married taxpayer filing a joint return, $33,750 for an unmarried taxpayer and $22,500 for a married taxpayer filing a separate return. The allowable exemption amount is, however, to be reduced by $0.25 for each $1.00 by which the individual's alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

    T21. How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?

    If alternative minimum taxes are paid for one or more taxable years, a portion of those taxes (subject to certain adjustments and reductions) will be applied as a partial credit against your regular tax liability (but not alternative minimum tax liability) for subsequent taxable years.

    Upon the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, your basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the option spread previously included in your alternative minimum taxable income.

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REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE

    Polycom, Inc. is a Delaware corporation which maintains its principal executive offices at 1565 Barber Lane, Milpitas, California 95035. The telephone number at the executive offices is (408) 526-9000. You may contact the Corporation at this address or telephone number for further information concerning the Plan and its administration.

    A copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Discretionary Option Grant Program, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary of the Corporation at its principal executive offices or upon telephoning the Corporation at its principal executive offices. In addition, any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

  (a)
  The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 12, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (b)
  The Corporation's Current Report on Form 8-K filed with the Commission on January 30, 2001 pursuant to Section 13 of the Exchange Act;

  (c)
  The Corporation's Current Report on Form 8-K filed with the Commission on March 12, 2001 pursuant to Section 13 of the Exchange Act;

  (d)
  The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2001 filed with the Commission on May 16, 2001 pursuant to Section 13 of the Exchange Act.

  (e)
  The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description; and

  (f)
  The information contained in the Corporation's Registration Statements on Form S-8 (File Nos. 333-43059, 333-45351, 333-86681, 333-93419 and 333-46816) filed on or about December 23, 1997, January 30, 1998, September 7, 1999, December 22, 1999 and September 28, 2000 respectively.

    In addition, all documents subsequently filed with the Commission by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under the Registration Statements pursuant to which this Prospectus is issued, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

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  NON-EMPLOYEE DIRECTORS

INFORMATION ON THE 1996 STOCK INCENTIVE PLAN AUTOMATIC OPTION GRANT PROGRAM
INTRODUCTION
AUTOMATIC OPTION GRANT PROGRAM
MISCELLANEOUS
RESTRICTIONS ON RESALE
FEDERAL TAX CONSEQUENCES
REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE

INFORMATION ON THE 1996 STOCK INCENTIVE PLAN
QUESTIONS AND ANSWERS ABOUT THE PLAN
GENERAL PLAN PROVISIONS
GRANT OF OPTIONS
EXERCISE OF OPTIONS
INCENTIVE OPTIONS
EARLY TERMINATION OF OPTIONS
DISPOSITION OF OPTION SHARES
STOCK ISSUANCE PROGRAM
MISCELLANEOUS
RESTRICTIONS ON RESALE
QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES
INCENTIVE OPTIONS
NON-STATUTORY OPTIONS
STOCK APPRECIATION RIGHTS
STOCK ISSUANCES
FEDERAL TAX RATES
ALTERNATIVE MINIMUM TAX
REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE

INFORMATION ON THE 1996 STOCK INCENTIVE PLAN DISCRETIONARY OPTION GRANT PROGRAM
QUESTIONS AND ANSWERS ABOUT THE PLAN
GENERAL PLAN PROVISIONS
GRANT OF OPTIONS
EXERCISE OF OPTIONS
INCENTIVE OPTIONS
EARLY TERMINATION OF OPTIONS
DISPOSITION OF OPTION SHARES
MISCELLANEOUS
QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES
INCENTIVE OPTIONS
NON-STATUTORY OPTIONS
FEDERAL TAX RATES
ALTERNATIVE MINIMUM TAX
REGISTRANT INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE